UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTANGO OIL & GAS COMPANY

717 TEXAS AVENUE, SUITE 2900

HOUSTON, TEXAS 77002

(713) 236-7400

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2019

Dear Contango Stockholder:

[●]

We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders of Contango Oil & Gas Company. The Annual Meeting will be held on June 14, 2019, at 9:30 a.m., Central Daylight Time, at the Chase Center Auditorium, located at 601 Travis St., Houston, Texas 77002.

The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting. In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.

You may vote your shares by submitting a proxy by Internet, by telephone, by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the Annual Meeting. The enclosed proxy card describes your voting options in more detail. Our report to the stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2018, also accompanies the enclosed proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future. We appreciate your ownership of Contango’s common stock, and I hope you will be able to join us at the Annual Meeting.

Sincerely,

Wilkie S. Colyer, Jr.

President and Chief Executive Officer

CONTANGO OIL & GAS COMPANY

717 TEXAS AVENUE, SUITE 2900

HOUSTON, TEXAS 77002

(713) 236-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 14, 2019

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Contango Oil & Gas Company, a Delaware corporation (the “Company”), will be held on June 14, 2019, at 9:30 a.m., Central Daylight Time, at the Chase Center Auditorium, located at 601 Travis St., Houston, Texas 77002 for the following purposes:

(1)	the election of the six directors named in the proxy statement to our Board until the 2020 Annual Meeting of Stockholders;

(2)	the ratifying of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

(3)	the holding of an advisory vote on named executive officer compensation;

(4)	the approval of the reincorporation of the Company from the State of Delaware to the State of Texas, and

(5)	the transacting of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed the close of business on May 7, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING.

By Order of the Board of Directors,

Sergio Castro

Vice President, Treasurer and Assistant Secretary

Houston, Texas

[●]

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2019

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2019 Annual Meeting of

Stockholders and the Annual Report to Stockholders for the year ended December 31, 2018 are available at

www.proxyvote.com

CONTANGO OIL & GAS COMPANY

PROXY STATEMENT

APPENDIX A — Form of Agreement and Plan of Merger between Contango Oil & Gas Company and MCF Merger Sub Corp.

APPENDIX B — Form of Amended and Restated Certificate of Formation of Contango Oil & Gas Corporation

APPENDIX C — Form of Bylaws of Contango Oil & Gas Company

i

CONTANGO OIL & GAS COMPANY

717 TEXAS AVENUE, SUITE 2900

HOUSTON, TEXAS 77002

(713) 236-7400

PROXY STATEMENT

FOR

THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Unless the context requires otherwise, references in this proxy statement to “Contango,” “we,” “us” and “our” are to Contango Oil & Gas Company, a Delaware corporation, and its consolidated subsidiaries. Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.04 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors of Contango (our “Board”) to be voted at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 14, 2019, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof.

This proxy statement and accompanying form of proxy are being mailed to our stockholders on or about May 9, 2019. Our Annual Report on Form 10-K (the “Annual Report”) covering the year ended December 31, 2018 is enclosed but does not form any part of the materials for solicitation of proxies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of the six directors named herein to our Board, each for a term ending on the date of the 2020 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”), (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (this proposal is referred to as the “Ratification of Grant Thornton”), (3) holding an advisory vote on named executive officer compensation (this proposal is referred to as the “Compensation Advisory Vote”), (4) the approval of the reincorporation of the Company from the State of Delaware to the State of Texas (this proposal is referred to as the “Reincorporation Proposal”), and (5) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is “householding” and how does it affect me?

One copy of the Notice, this proxy statement and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us or, if applicable, their bank or broker that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to our Investor Relations Department, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.proxyvote.com.

If you own shares of stock through a bank, broker or other nominee, please notify that entity if you no longer wish to participate in householding and would prefer to receive a separate copy of these materials, or if you are receiving duplicate copies of these materials and wish to have householding apply.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of voting materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

What is the record date and what does it mean?

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 7, 2019 (the “Record Date”). The Record Date is established by our Board as required by Delaware law. On the Record Date, we had [●] shares of Common Stock issued and outstanding.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting. Neither our Certificate of Incorporation, as amended, nor our bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•

Stockholder of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•

Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card. Please have the proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 13, 2019.

•

By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on June 13, 2019.

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Mail. You may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the enclosed reply envelope.

•

By Methods Listed on Proxy Card. Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the proxy card or other information provided by the record holder.

•

In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

How can I attend the Annual Meeting in person?

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on the Record Date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Contango Common Stock on the Record Date. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

For directions to the Annual Meeting, you may contact our Investor Relations Department, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400.

Can I revoke my proxy?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice of revocation to our company, Attn: Corporate Secretary, 717 Texas Avenue, Suite 2900, Houston, Texas, 77002, no later than June 13, 2019;

•	submitting another proxy with new voting instructions by mail, telephone or the Internet voting system; or

•	attending the Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE American exchange (the “NYSE American”).

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors). If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Grant Thornton) in the discretion of the record holder. If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 3 (The Compensation Advisory Vote) or Proposal 4 (The Reincorporation Proposal).

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals presented.

•

Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a majority of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•

Proposal 2 (Ratification of Grant Thornton): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the voting power of the outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal.

•

Proposal 3 (The Compensation Advisory Vote): Approval of the Compensation Advisory Vote requires the affirmative vote of a majority of the voting power of the outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal. While this vote is required by law, it will neither be binding on our company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Executive Compensation,” which discusses how our executive compensation program is structured.

•

Proposal 4 (The Reincorporation Proposal): Approval of the Reincorporation Proposal requires the affirmative vote of a majority of the voting power of the outstanding Common Stock entitled to vote thereon. Abstentions and broker non-votes will be counted as a vote “AGAINST” this proposal.

Our Board has appointed Wilkie S. Colyer, Jr. and E. Joseph Grady as the management proxy holders for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	FOR the advisory vote to approve named executive officer compensation; and

•	FOR the reincorporation of the Company from the State of Delaware to the State of Texas.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the management proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies. We have engaged Broadridge Financial Solutions to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for a fee of approximately $20,000, plus reimbursement for reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2020 Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals and Director Nominations for the 2020 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

CORPORATE GOVERNANCE AND OUR BOARD

General

The Company’s Certificate of Incorporation and bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held nine meetings during 2018. During 2018, our directors attended 100% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend annual meetings of stockholders. At our 2018 Annual Meeting of Stockholders, all of the serving members of our Board attended.

Board Independence

As required under the listing standards of the NYSE American, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Nominating Committee evaluated all relevant transactions and relationships between each director nominated for election at the Annual Meeting, or any of his or her family members, and our company, senior management and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating Committee, our Board has determined that B.A. Berilgen, B. James Ford, John C. Goff, Lon McCain and Joseph J. Romano are each an independent director, as that term is defined in the listing standards of the NYSE American.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has established a Compensation Committee, Audit Committee, Nominating Committee and Investment Committee. Our Board, in its business judgment, has determined that the Compensation Committee, Audit Committee and Nomination Committee are comprised entirely of independent directors as currently required under the listing standards of the NYSE American and applicable rules and requirements of the SEC. The Board may also delegate certain duties and responsibilities to the committees it establishes; for example, the Board may delegate the duty of determining appropriate salaries for our executive officers from time to time.

Audit Committee

The Audit Committee was established to oversee and appraise the audit efforts of our independent registered public accounting firm, and monitor our accounts, procedures and internal controls. During 2018, the Audit Committee consisted of Messrs. McCain (Committee Chairman), Berilgen and Ford. Following the Annual Meeting, it is expected that the Audit Committee will consist of Messrs. McCain (Committee Chairman), Berilgen and Ford. Each member of our Audit Committee is considered “independent” as described above, as “financially literate” and can read and understand financial statements, as required by Section 803B(2) of the NYSE American company guide. The Audit Committee met four times during 2018. Upon review by and recommendation of our Nominating Committee, our Board has determined that Mr. McCain was an “audit committee financial expert” as defined under applicable rules and regulations of the SEC. Our Audit Committee has adopted a charter, which is posted on our website www.contango.com under “Corporate—Charters for Board Committees.”

Compensation Committee

The responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on our website at www.contango.com under “Corporate—Charters for Board Committees,” include among other things, the responsibility to:

•	Periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

•	Review, recommend to the full Board for approval or approve, as applicable, the annual salaries, bonuses and share-based awards paid to the Company’s executive officers;

•	Periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of the Board and its committees; and

•	Exercise oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.

From time to time the Compensation Committee engages the services of compensation consulting firms. With respect to the 2018 year, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an experienced compensation consulting firm with significant energy industry experience, to provide compensation-related services to the Compensation Committee. In selecting Meridian as its independent compensation consultant, the Compensation Committee assessed the independence of Meridian pursuant to SEC rules and considered, among other things, whether Meridian provides any other services to us, the policies of Meridian that are designed to prevent any conflict of interest between Meridian, the Compensation Committee and us, any personal or business relationship between Meridian and a member of the Compensation Committee or one of our executive officers and whether Meridian owns any shares of our common stock. Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Meridian does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Meridian. Meridian reviewed the Company’s compensation against other comparable companies. Furthermore, the services that Meridian performed for the Compensation Committee with respect to the 2018 year are described in more detail below following the Summary Compensation Table.

The Compensation Committee also annually compares our executive compensation program to those of other companies within the oil and gas industry through the use of energy industry compensation surveys from Effective Compensation Inc. (“ECI”). ECI surveys are utilized as they are industry-specific and derive their data from direct contributions from a large number of participating companies. The ECI surveys compile data from many companies that we currently consider to be in our peer group, as well as companies somewhat larger than us but with which we compete for talent. The surveys were used to compare our executive compensation program against companies (the “Peer Group”) that have comparable market capitalization, revenues, capital expenditure budgets, geographic focus and number of employees. The Compensation Committee regularly reviews and refines the Peer Group as appropriate. When we refer to “peers,” “Peer Group” or “peer companies” or similar phrases, we are referring to this list of companies, as it may be updated by the Compensation Committee from time to time. Our 2018 peer group consisted of the following companies:

Abraxas Petroleum Corporation	Lonestar Resources US Inc.
Amplify Energy Corp.	PetroQuest Energy, Inc.
Comstock Resources, Inc.	SilverBow Resources, Inc.
Gastar Exploration Inc.	Vanguard Natural Resources, Inc.
Goodrich Petroleum Corporation	W&T Offshore, Inc.
Jones Energy, Inc.

During 2018, the members of the Compensation Committee were Messrs. Ford (Committee Chairman), Berilgen and Reimer. Each member of the Compensation Committee during 2018 was an “outside director” as defined under section 162(m) of the Code and was “independent” as defined in the applicable rules of the NYSE American and the SEC. The Compensation Committee held two meetings during 2018. For the year ending December 31, 2019, Mr. Romano, assuming reelection to the Board, is expected to assume the Compensation Committee role previously held by Mr. Reimer.

Nominating Committee

The principal function of the Nominating Committee, which is discussed in detail in the “Nominating Committee Charter” that is posted on our website at www.contango.com under “Corporate—Charters for Board Committees,” is to oversee, identify, evaluation and select qualified candidates for election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. While the Company does not have a formal diversity policy, when considering candidates for election to the Board, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others.

During 2018, the members of the Nominating Committee were Messrs. Berilgen (Committee Chairman), Reimer and McCain. Each member of the Nominating Committee during 2018 was “independent” as defined in the applicable rules of the NYSE American and the SEC. The Nominating Committee held one meeting during 2018. For the year ending December 31, 2019, Mr. Goff, assuming reelection to the Board, is expected to assume the Nominating Committee role previously held by Mr. Reimer.

In identifying prospective director candidates, the Nominating Committee may seek referrals from its members, management, stockholders and other sources. The Nominating Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. Because the Nominating Committee believes that director nominees should be considered on a case-by-case basis on each nominee’s merits, regardless of who recommended the nominee, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders. For a description of the procedures that stockholders must follow in order to timely nominate director candidates, please see “Stockholder Proposals and Director Nominations for the 2020 Annual Meeting.”

Investment Committee

The Investment Committee was created by the Board on October 1, 2013 in connection with the closing of the Company’s merger (the “Merger”) with Crimson Exploration Inc. (“Crimson”). The purpose of the Investment Committee, which is discussed in detail in the “Investment Committee Charter” that is posted on our website at www.contango.com under “Corporate—Charters for Board Committees,” is to allocate, subject to Board approval, the amount and nature of all capital expenditures of the Company and its subsidiaries, and review and discuss the plan for such capital expenditures with Company management. The members of the Investment Committee are Messrs. Romano (Chairman) and Colyer. The Investment Committee did not hold any formal meetings during 2018 although the members of the Investment Committee met frequently on an informal basis and the full Board was active in the evaluation and approval of potential capital expenditures by the Company.

Code of Ethics

We have adopted a “code of ethics” as defined by the applicable rules of the SEC, and it is posted on our website: www.contango.com under “Corporate – Code of Business Conduct.” If the Board grants any waivers from our code of ethics to any of our directors or executive officers, or if we amend our code of ethics, we will, if required, disclose these matters through our website within four business days of such waiver or amendment.

Board Leadership Structure

The Chairman of the Board is selected by the members of the Board. The positions of Chairman and CEO were separated at the closing of the Merger. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Colyer to focus on his role as CEO of the Company, while enabling Mr. Romano, the Chairman of our Board, to continue to provide leadership on policy at the Board level. Although the roles of CEO and Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

Board Risk Assessment and Control

Our risk management program is overseen by our Board and its committees, with support from our management. Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks a company faces, understanding of the level of risk appropriate for our company and the steps needed to manage those risks effectively. The involvement of the full Board in setting our business strategy is a key part of its overall responsibilities and together with management determines what constitutes an appropriate level of risk for our company. Our Board believes that the practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, allows the Board to more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contango.com.

Communications with our Board

Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Contango Oil & Gas Company, 717 Texas Avenue, Suite 2900, Houston, Texas 77002. Our Chief Executive Officer, Chief Financial Officer or Corporate Secretary review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) for consideration should the communication fall within the scope of matters generally considered by our Board.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of April 8, 2019, of each of our executive officers.

Name	Age	Position

Wilkie S. Colyer, Jr.	34	President, Chief Executive Officer and Director

E. Joseph Grady	66	Senior Vice President and Chief Financial Officer

Michael J. Autin	60	Vice President of Operations

The following provides summary information regarding the experiences of our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our Vice President of Operations. The executive officer profiles exclude Thomas H. Atkins who served as Senior Vice President – Exploration until his resignation from such position on February 4, 2019.

Wilkie S. Colyer, Jr. Mr. Colyer’s biographical information may be found on page 25 of this proxy statement.

E. Joseph Grady Mr. Grady was appointed Senior Vice President and Chief Financial Officer on October 1, 2013 following the closing of the Merger. Mr. Grady had previously served as Senior Vice President and Chief Financial Officer of Crimson from March 2005 until the closing of the Merger. Mr. Grady has over 40 years of financial, operational and administrative experience, including over 30 years in the oil and gas industry. Prior to joining Crimson, Mr. Grady was managing director of Vision Fund Advisors, Inc., a financial advisory firm which he co-founded in 2001, until its dissolution in June 2008. He was formerly Senior Vice President-Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004, Vice President-Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001, and he held various financial management positions with Pelto Oil Company from 1980 to 1990, including Vice President-Finance from 1988 to 1990. Mr. Grady is a CPA and received a Bachelor of Science degree in Accounting from Louisiana State University.

Michael J. Autin Mr. Autin joined us in May 2012 as Vice President of Production and was named Vice President of Operations in March 2019. Mr. Autin has over 33 years of experience in the petroleum industry including the Gulf of Mexico and U.S onshore shale. He has held various positions including Production Manager, HSE Manager and Offshore Installation Manager. Prior to joining Contango, Mr. Autin was employed by BHP Billiton since October 2000, where most recently he was Gulf of Mexico Operations Manager, Field Manager and Operations Advisor. Mr. Autin attended Nicholls State University where he studied petroleum, safety and business. He received a Bachelor of Science degree in 1986.

Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

EXECUTIVE COMPENSATION

The following disclosures may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

We are currently considered a smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and our two other most highly compensated executive officers. With respect to the 2018 year, we had two individuals serving as our chief executive officer, upon the resignation of Mr. Keel and the appointment of Mr. Colyer as our Chief Executive Officer in August 2018. We refer to the four individuals below as our “named executive officers” for the year ended December 31, 2018.

Name	Principal Position in 2018

Wilkie S. Colyer, Jr.	President and Chief Executive Officer

Allan D. Keel	Former President and Chief Executive Officer

E. Joseph Grady	Senior Vice President and Chief Financial Officer

Thomas H. Atkins	Senior Vice President—Exploration

Mr. Keel announced his resignation in August 2018, and his last day as an employee was September 13, 2018. Mr. Atkins departed on February 4, 2019. Although no longer employed by us at the time of this filing, the former executive officers are still considered to be named executive officers for the 2018 year pursuant to SEC disclosure rules and will be included in the compensation disclosures below.

Summary Compensation Table

The following table sets forth the compensation and benefits that were paid to or earned by our named executive officers for years 2017 and 2018, as applicable to years that they were serving in the capacity as a named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Wilkie S. Colyer, Jr.	2018	114,807	—	—	—	33,488	5,940	154,235
President and Chief
Executive Officer

Allan D. Keel	2018	420,768	—	975,398	—	105,916	1,859,732	3,361,814
Chief Executive Officer	2017	600,000	—	1,437,469	—	232,218	50,840	2,320,526
and President

E. Joseph Grady	2018	400,000	—	464,475	—	116,675	17,935	999,085
Senior Vice President and	2017	400,000	—	670,822	—	174,812	45,235	1,290,868
Chief Financial Officer

Thomas H. Atkins	2018	310,000	—	359,971	—	—	19,129	689,100
Senior Vice President –	2017	310,000	—	445,609	—	99,484	34,855	889,948
Exploration

(1)

This column reflects a combination of equity-based awards made during 2017 and 2018. For fiscal year 2018, the amounts reported in this column reflect the aggregate grant date fair value of all restricted stock and performance-based restricted stock units granted at target, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See note 7 to our consolidated financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC

Topic 718 grant date fair value of these awards. The breakout of the 2018 grant date fair value of these awards between restricted stock and performance-based restricted stock units at maximum performance levels is as follows:

•	Allan D. Keel – $309,251 for restricted stock and $1,998,439 for performace-based units.

•	E. Joseph Grady – $147,263 for restricted stock and $951,638 for performace-based units.

•	Thomas H. Atkins – $114,129 for restricted stock and $737,525 for performace-based units.

(2)	The amounts included in this column represent the performance-based cash incentive bonuses awarded to our named executive officers for 2017 and 2018.
(3)	For 2018, the amounts included in this column are attributable as follows:

	Matching 401(k) Contributions ($)	Life Insurance Premiums ($)	Severance ($)	ORRI Payments* ($)	Total ($)
Wilkie S. Colyer, Jr.	5,250	690	—	—	5,940
Allan D. Keel	16,500	1,242	1,841,990	—	1,859,732
E. Joseph Grady	16,500	1,435	—	—	17,935
Thomas H. Atkins	16,500	1,656	—	973	19,129

*

Mr. Atkins receives royalty payments attributable to overriding royalty interests granted to him pursuant to an Overriding Royalty Interest Plan that was previously maintained by Crimson and terminated in 2010. Mr. Atkins also received royalty payments from third-party operators attributable to overriding royalty interests granted to him pursuant to the Crimson Overriding Royalty Interest Plan; such amounts are not reflected above.

Narrative following Summary Compensation Table

Objectives and Philosophy of Our Executive Compensation Program

Our executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder return. We strive to achieve a balance between cash and non-cash compensation similar to that of our peers and believe a significant portion of the compensation for each of our named executive officers should be incentive-based to emphasize a pay-for-performance philosophy. Therefore, overall compensation levels and incentive pay levels vary based on the achievement of company-wide performance objectives and individual performance. The Compensation Committee from time to time adjusts and/or replaces objectives and assigns relative weights or rankings to the applicable factors, but also from time to time makes subjective determinations of compensation levels based upon a consideration of all of these factors.

Setting Executive Compensation

On behalf of our Board, the Compensation Committee reviews and evaluates all compensation for our executive officers, including our compensation philosophy, policies and plans. The Board has final approval of all compensation decisions made by the Compensation Committee with respect to our senior executive officers, unless and to the extent that a certain decision or element of compensation has been fully delegated to the Compensation Committee. Our Chief Executive Officer and Chief Financial Officer also typically play important roles in the executive compensation process, including evaluating the other executive officers and assisting in the development of performance target goals, although the Compensation Committee or the Board, as applicable, has the final decision-making authority over compensation decisions. The Compensation Committee takes into consideration our named executive officers’ total compensation, including base salary, annual incentives and long-term incentives, both cash and equity, when considering market-based adjustments to our named executive officers’ compensation.

The Compensation Committee also has the authority to retain a compensation consultant from time to time, as further described above under the heading “Corporate Governance and Our Board – Compensation Committee,” to review our compensation policies and programs to determine our competitiveness within the oil and gas industry and advise the Compensation Committee as to whether modifications should be adopted in order to attract, motivate and retain key employees.

At the beginning of 2018, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”). Meridian assisted the Compensation Committee in 2018 with the following items: determining appropriate salary levels for the named executives, determining appropriate cash performance-based incentive bonuses for the 2017 year to be paid in 2018, determining an appropriate peer group with respect to general 2018 compensation (listed below), determining an appropriate peer group for our performance-based equity awards (listed below), creating a cash bonus structure for the 2018 year, providing guidance on 2018 equity-based incentive award levels and award design pursuant to our Second Amended and Restated 2009 Incentive Compensation Plan (the “2009 Plan”). In past years we have maintained two separate peer groups: one for general compensation purposes and one to act as a comparison group for a portion of our equity-based incentive awards. With respect to the 2018 year, Meridian assisted us in combining those two groups into a single peer group that we used for all compensation purposes.

To create the Peer Group we considered companies with similar revenue, reserves, production, market capitalization, enterprise value, region, capital expenditure, and the daily dollar value of stock trading. We also believe that we compete with these companies for executive talent:

Abraxas Petroleum Corporation	Lonestar Resources US Inc.
Amplify Energy Corp.	PetroQuest Energy, Inc.
Comstock Resources, Inc.	SilverBow Resources, Inc.
Gastar Exploration Inc.	Vanguard Natural Resources, Inc.
Goodrich Petroleum Corporation	W&T Offshore, Inc.
Jones Energy, Inc.

Elements of our Executive Compensation Program

Base Salary

Our executive officers were subject to employment agreements that provided for a fixed base salary during portions of the 2018 year, with the exception of Mr. Colyer. Although Messrs. Keel and Atkin’s agreements expired during 2018, the Compensation Committee did not modify their base salaries, maintaining the same levels as in effect at the beginning of 2018.

We do not maintain a formal employment agreement with Mr. Colyer. The Board set Mr. Colyer’s initial base salary at the time he was appointed to act as our Interim President and Chief Executive Officer in August 2018.

Annual Cash Incentive Compensation

Our named executive officers are eligible to participate in an annual, performance-based cash incentive compensation plan that is designed to reward all employees on the basis of our Company attaining pre-determined performance measures. The annual incentive plan is governed by the 2009 Plan. The Compensation Committee retains the flexibility to make certain adjustments to the final awards for all employees, including our named executive officers, within the overall parameters of the plan, to better recognize the impact of their general contributions to the Company’s success, individual strengths and individual efforts that each individual officer may have exerted on our behalf during the fiscal year. The Compensation Committee does not have the authority to increase the bonus over the calculated amount under the performance-based cash incentive plan for such individual performance goals, however, the Compensation Committee or Board has the authority to award additional discretionary amounts in recognition of specific contributions unrelated to the targets set for the performance-based cash incentive awards.

The Compensation Committee annually approves the performance metrics and quantitative goals that make up the cash incentive bonus awards, typically within the first three months of the applicable calendar year. The performance metrics and quantitative goals are reviewed annually by the Compensation Committee with input from our executive officers, advice from retained experts, when deemed appropriate, and adjusted, as needed, in order to reflect our current structure and operations. Each year a threshold, target and maximum goal are set for each individual metric. For 2018, the performance goal categories for our named executive officers consisted of the following metrics and relative weightings:

Metric	Weight Percentage
Oil and Gas Production	6%
Earnings before Interest, Taxes, Depreciation, Amortization and Exploration Expenses (EBITDAX)	6%
Total Cash Operating Costs	6%
Onshore Reserve Revisions	6%
Health, Safety and Environmental Performance	6%
Shareholder Return (both Relative and Absolute)	20%
Strategic Initiatives	50%

Strategic Initiatives in 2018 consisted of the Board’s discretionary evaluation of performance in areas of: liquidity improvement, non-core asset sales, the level of capital efficiency attributable to our development of our Southern Delaware Basin asset, our internal rate of return attributable to well cost investment, total net reserves added during the year, and net acres added in the Permian basin.

Amounts potentially earned under the performance-based cash incentive awards are set at certain percentages of the participant’s base salary, with target amounts set forth in each applicable employment agreement. Mr. Colyer’s target levels were set at the same levels as Mr. Keel’s by the Compensation Committee upon his appointment as Interim President and Chief Executive Officer in August 2018. The bonus levels, as a percentage of base salary, which each named executive officer is eligible to receive are as follows:

Name	Threshold	Target	Maximum
Wilkie S. Colyer, Jr	50%	100%	150%
Allan D. Keel	50%	100%	150%
E. Joseph Grady	50%	100%	150%
Thomas H. Atkins	50%	80%	120%

We satisfied each of the Company performance metrics at the following levels for the 2018 year, as a percentage of target:

Metric	Percentage of Target Achieved
Oil and Gas Production	83.8%
Earnings before Interest, Taxes, Depreciation, Amortization and Exploration Expenses (EBITDAX)	76.3%
Total Cash Operating Costs	99.3%
Onshore Reserve Revisions	0%
Health, Safety and Environmental Performance	100%
Shareholder Return (both Relative and Absolute)	66.6%
Strategic Initiatives	8.0%

This resulted in our named executive officers receiving incentive awards at approximately 29.2% of target for the 2018 year. The performance-based cash incentive awards to each named executive officer for the 2018 year are reflected within the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long Term Equity Incentive Compensation

We have adopted a long-term equity award program under the 2009 Plan (the “LTIP”) pursuant to which each of our employees, including our named executive officers, is eligible to participate. The equity awards granted under the LTIP are intended to act as a long-term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases.

The Board determined that the annual equity awards granted pursuant to the LTIP to each of our named executive officers should be granted in time-based restricted stock awards that vest in three equal annual installments, subject to continued employment through each such date and/or in performance-based restricted stock unit awards. The performance period for the 2018 performance awards will be three years, and performance will be based on our total shareholder return (“TSR”) measured against the TSR performance of the 2018 peer group listed above.

At the end of the three-year period, the TSR for us and each peer company is ranked highest to lowest, with a relative percentile rank assigned to each company and a payout percentage (as applied to target) as determined below:

MCF Percentile Rank	Payout as % of Target Award (Adjusted Target Award)
90th percentile or above more	200%
70th percentile	150%
50th percentile	100%
30th percentile	50%
Less than 30th percentile	0%

Following a determination of the performance level achieved according to our peers, the performance-based restricted stock unit awards will be subject to a further TSR-based multiplier that is dependent solely upon our absolute TSR performance for the applicable performance period as follows:

Annualized Absolute Contango TSR	Multiplier
<0%	50%
0-15%	100%
>15%	150%

Time-based restricted stock and performance-based restricted stock unit awards granted to the applicable named executive officers were still outstanding at the end of the 2018 year, therefore they are reflected in the Outstanding Equity Awards at 2018 Year End table below.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. We pay membership dues for private clubs for two of our named executive officers as these memberships are intended to be used in part for business entertainment purposes.

The employment agreements that we maintain with certain named executive officers are described below under the heading “Severance and Change in Control.”

Outstanding Equity Awards at 2018 Year-End

The table below reflects the unexercised and unvested equity compensation awards that each of our named executives held as of December 31, 2018. Mr. Colyer did not have any equity awards outstanding as of December 31, 2018.

	Option Awards				Stock Awards			Performance-Based Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares That Have Not Vested ($)(1)		Market Value of Shares that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Unearned Shares That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(2)
Allan D. Keel	—	—	N/A	N/A	—		—	39,001	(8)	126,753
								21,656	(9)	70,382

E. Joseph Grady	18,647	—	60.33	2/17/21	5,321	(3)	17,293	31,201	(8)	101,403
					12,259	(4)	39,842	41,250	(9)	134,063
					9,758	(5)	31,714
					20,905	(6)	67,941
					41,250	(7)	134,063

Thomas H. Atkins	3,174	—	60.33	2/17/21	4,098	(3)	13,319	20,726	(8)	67,360
					7,582	(5)	24,642	31,969	(9)	103,899
					13,886	(6)	45,130
					31,969	(7)	103,899

(1)	For events that could result in accelerated vesting or forfeiture of the awards, see the section entitled “Severance and Change in Control” below.
(2)	The market value of the unvested awards were determined using the closing price of our Common Stock on December 31, 2018 of $3.25 per share.
(3)

The restricted stock awards reflected vest in four equal annual increments commencing on the first anniversary of the date of grant (March 13, 2015), according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

(4)

The restricted stock awards reflected vest in four equal annual increments commencing on the first anniversary of the date of grant (April 26, 2016), according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

(5)

The restricted stock awards reflected vest in three annual increments commencing on the first anniversary of the date of grant (October 20, 2016), according to the following schedule: 33% (year 1), 33% (year 2), 34% (year 3).

(6)

The restricted stock awards reflected vest in three annual increments commencing on the first anniversary of the date of grant (April 18, 2017), according to the following schedule: 33% (year 1), 33% (year 2), 34% (year 3).

(7)

The restricted stock awards reflected vest in three annual increments commencing on the first anniversary of the date of grant (March 19, 2018), according to the following schedule: 33% (year 1), 33% (year 2), 34% (year 3).

(8)

The performance-based restricted stock units reflected were granted April 18, 2017 and vest at the end of a three-year performance period beginning January 1, 2017 and ending December 31, 2019. The actual number of shares that may ultimately be granted range from 0% to 300% of the original units granted depending upon the Company’s TSR performance as compared to the TSR of a select group of peers over the same period, and also considering the absolute TSR performance of the Company. Our actual performance as of December 31, 2018 would have vested the awards above the minimum level, however, in accordance with SEC disclosure rules we have reflected the level of payment that is immediately above the estimated actual performance as of December 31, 2018, which is target levels. The number that will be eligible to vest cannot be determined until December 31, 2019.

(9)

The performance-based restricted stock units reflected were granted March 19, 2018 and vest at the end of a three-year performance period beginning January 1, 2018 and ending December 31, 2020. The actual number of shares that may ultimately be granted range from 0% to 300% of the original units granted depending upon the Company’s TSR performance as compared to the TSR of a select group of peers over the same period, and also considering the absolute TSR performance of the Company. Our actual performance as of December 31, 2018 would have vested the awards above the minimum level, we have reflected target levels within this table, although the number that will be eligible to vest cannot be determined until December 31, 2020.

Severance and Change in Control

Certain of our named executive officers are eligible to receive severance benefits and change in control benefits pursuant to their employment agreements and the terms of our LTIP awards. The potential severance and change in control benefits that Messrs. Colyer, Grady and Atkins could have received as of December 31, 2018 are described and quantified below. For Mr. Keel (whose employment with the Company terminated as of September 13, 2018), the actual severance benefits that he received in connection with his termination of employment are described below.

Employment Agreements

We originally entered into employment agreements with Messrs. Keel, Grady and Atkins in 2013. These agreements were amended November 30, 2016, and those amended and restated agreements were in place during portions of 2018. As noted above, Mr. Keel’s employment with the Company terminated effective as of September 13, 2018. For more information regarding the severance benefits received by Mr. Keel in connection with his separation of employment, see the section titled Keel Separation Agreement, below. We provided Mr. Atkins with the requisite non-renewal notice at the end of the original term for his employment agreement on November 30, 2018. Although Mr. Atkin’s employment agreement provided for certain benefits upon a termination of employment, he did not become entitled to any termination benefits during 2018. As Messrs. Keel and Atkins’ agreements were not in effect as of December 31, 2018, we have not described them herein except to the extent the terms of the agreements were relevant to compensation decisions made or paid in 2018. We have not entered into an employment agreement with Mr. Colyer in connection with his appointment as our Interim President and Chief Executive Officer in August 2018.

The only employment agreement in effect as of December 31, 2018 was our agreement with Mr. Grady. His employment agreement has a three-year term beginning November 30, 2016. The employment agreement is automatically renewed for additional one-year terms if neither party has provided notice of a non-renewal at least 90 days prior to the date of the scheduled renewal.

Mr. Grady’s employment agreement provides that he is eligible to participate in our cash incentive bonus plan for each applicable employment calendar year, with a target annual award set at 100% of base salary (the “Target Bonus”). He is also eligible to participate in our equity compensation plans under the terms and conditions as the Company may determine for any applicable calendar year.

In the event that Mr. Grady’s employment is terminated by us without Cause or he terminates his employment for Good Reason (both as defined within the employment agreement), in either case outside of a Protection Period (defined as the eighteen month period following a Change in Control event), he would be entitled to receive the following benefits provided that he complies with the restrictive covenants described below and signs a release in our favor: (a) a cash payment equal to two times current base salary; (b) a cash payment equal to the greater of (1) the average amount of the annual cash bonus the executive has received during the two years prior to the year of termination (the “Average Bonus”) or (2) the Target Bonus; (c) pro-rata vesting acceleration or adjustment of all equity compensation awards, (d) reimbursements for continued health benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and (e) a pro-rata cash bonus (based on the number of days the executive was employed during the year in which the termination occurs), calculated based on actual performance for the full year.

In the event that Mr. Grady’s employment is terminated by us without Cause or he terminates his employment for Good Reason, in either case during a Protection Period, he would be entitled to receive the following benefits, provided that he complies with the restrictive covenants described below and executes and delivers a release of liability in our favor: (a) a cash payment equal to two times current base salary; (b) a cash payment equal to two times the greater of (1) the Average Bonus or (2) the Target Bonus; (c) full acceleration of vesting with respect to all equity compensation awards with time-based vesting; (d) acceleration of vesting of any time-based component of performance-based equity awards, with actual performance for the performance-based portion of the award to be determined at the end of the original performance period; (e) reimbursements for continued health benefits pursuant to COBRA and (f) a pro-rata cash bonus (based on the number of days he was employed during the year in which the termination occurs), calculated based on actual performance for the full year.

Upon Mr. Grady’s termination of employment due to death or Permanent Disability (as defined within the employment agreements), Mr. Grady (or his estate, as applicable) would be entitled to receive a pro-rata salary and Target Bonus amount for the year of termination and acceleration of vesting for all equity compensation awards. He (or his estate) would also receive a cash payment equal to the greater of (a) the remainder of base salary that would have been earned under the employment agreement through the end of the current term of the agreement or (b) twelve months of base salary plus the Target Bonus amount for the year of termination. Mr. Grady (or his dependents) would also receive reimbursements for continued health care benefits for the executive (or his dependents) pursuant to COBRA for up to thirty-six months.

In the event that Mr. Grady is terminated for Cause or resigns without Good Reason, either outside or during a Protection Period, or we do not renew his employment agreement, he would not receive severance payments.

The employment agreements contain confidentiality, non-competition and non-solicitation covenants, and Mr. Grady will be bound to the non-competition and non-solicitation restrictions for one year in the event that he is terminated for any reason other than Cause. In order to receive any severance payments, he will be required to execute a general release of claims against us.

Mr. Grady’s employment agreement provides that no gross-up payment for any excise taxes under Section 4999 of the Code will be made in connection with a change in control event. In that event, if payments would otherwise constitute a parachute payment under Section 280G of the Code, then the payments will be limited to the dollar amount that can be paid to Mr. Grady without triggering an excise tax under Section 4999 of the Code, unless the net after-tax amount payable to him, after taking into account any excise tax incurred under Section 4999, would be greater without a limitation on the payments.

Equity Award Agreements

The award agreements governing the named executive officer’s equity awards also contain provisions that would govern a termination of employment or a change in control that may be different from the provisions described within applicable employment agreements. However, the provisions within an applicable employment agreement controls over the equity award agreements for the applicable named executive officers if there is a conflict between the two agreements. Therefore, with respect to awards granted following amendment and restatement of Mr. Grady’s employment agreement described above, he will not receive accelerated vesting of equity awards upon a Change in Control (as defined within the award agreements) alone. Mr. Grady would also have to incur a termination of employment without Cause or a termination for Good Reason (both as defined in the employment agreement) in connection with a Change in Control to receive accelerated vesting for all awards entered into following the amendment of the employment agreements. For equity awards that were granted prior to the November 2016 employment agreement restatement, the provisions of Mr. Grady’s prior employment agreement would control in the event there is a conflict between the award agreements and the prior employment agreement.

The time-based and performance-based restricted stock award agreements that govern the outstanding restricted stock awards held by each of our applicable named executive officers prior to the amendment of the employment agreements in November 2016 provide for the acceleration of vesting of such outstanding awards upon a Change in Control. The time-based restricted stock grant agreements also provide for the accelerated vesting of all restricted stock following a termination of employment due to death, Permanent Disability (as defined in an applicable employment agreement) or without Cause.

Keel Separation Agreement

As noted above, Mr. Keel’s employment with us was terminated effective as of August 14, 2018. Pursuant to the terms of the Separation Agreement and Release of Claims by and between Mr. Keel and the Company (the “Separation Agreement”), upon his separation of employment, Mr. Keel received, or will receive, severance payments including (i) a lump sum cash payment of two times base salary of $600,000 plus a target bonus for 2018 of $600,000 (for a total of $1.8 million), (ii) a prorated cash incentive bonus for 2018 of $105,916 based on the attainment of applicable performance goals for such year, (iii) pro rata vesting of his outstanding time-based equity based awards and (iv) pro rata vesting of any performance-based equity awards, subject to achievement of the applicable performance goals and (v) reimbursement of COBRA insurance premiums through the eighteenth month anniversary of the termination. Pursuant to the terms of the Separation Agreement, Mr. Keel will remain subject to the noncompetition, noninterference and non-solicitation covenants of his employment agreement.

DIRECTOR COMPENSATION

Director Compensation for 2018 (1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Joseph J. Romano	59,000	70,455	129,455
Charles M. Reimer	62,000	70,455	132,455
B. A. Berilgen	75,500	70,455	145,955
B. James Ford	74,000	70,455	144,455
Lon McCain	79,000	70,455	149,455
John C. Goff	—	—	—

(1)

Allan D. Keel and Wilkie S. Colyer, Jr. were not provided compensation for their services as directors during 2018. As such, they are not included in the table above. The compensation received by Mr. Keel and Mr. Colyer for their services to the company is fully reported above in the Summary Compensation Table. Mr. Goff was appointed as a member of the Board effective as of August 14, 2018.

(2)	Reflects the amount of the annual retainer, committee retainers (as applicable) and meeting fees, which were paid in cash.
(3)

Represents the aggregate grant date fair value of shares of restricted Common Stock computed in accordance with FASB ASC Topic 718. See note 7 to our consolidated financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. Our non-employee directors received one award of restricted stock awards during 2018. The following table sets forth the number of outstanding equity awards of each of our directors as of December 31, 2018. Mr. Goff did not receive a grant of restricted Common Stock for his service on the Board in 2018.

Director	Outstanding Shares of Stock That Have Not Vested as of December 31, 2018 (#)
Joseph J. Romano	16,500
Charles M. Reimer	16,500
B. A. Berilgen	16,500
B. James Ford	16,500
Lon McCain	16,500
John C. Goff	—

Retainer/Fees and Equity Compensation

Pursuant to our non-employee director compensation plan (the “Plan”), each non-employee directors is entitled annually to a $50,000 cash retainer and up to $110,000 in restricted stock, subject to a one-year vesting, adjusted for partial periods of service. The number of shares awarded was determined based on the closing price of our Common Stock on May 14, 2018, which was the date of our 2018 Annual Meeting when such directors were re-elected to the Board. The Plan requires that directors maintain ownership of at least fifty percent of the stock granted to them within the last three calendar years. Additional annual cash retainer fees are paid to the chairman of the Audit Committee ($15,000), the chairman of the Compensation Committee ($10,000) and the chairman of the Nominating Committee ($9,500).

Meeting attendance fees of $1,000 are paid for each board and committee meeting attended in person or telephonically. The Plan also provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

CEO PAY RATIO DISCLOSURES

Introduction

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation the individual acting as our CEO at the end of the 2018 year, our CEO Mr. Colyer. The amounts and ratios described below have been prepared pursuant to applicable rules. Although some amounts may represent actual dollars paid to our CEO or that would be paid to our hypothetical median employee, other amounts are estimates based on certain assumptions or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received. The explanations herein contain important estimates, assumptions and other information regarding our CEO pay ratio disclosures.

2018 CEO Pay Ratio

For 2018, our last completed fiscal year:

•	Estimated Median Employee Total Annual Compensation: The median of the annual total compensation of all employees of our company (other than the CEO) was $139,606.

•

CEO Summary Compensation Table Total Annual Compensation: The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $156,020.

•	Due to the fact that Mr. Colyer was not employed for the whole 2018 calendar year, we have annualized his 2018 compensation to reach an annualized total compensation for the CEO of $411,925.

•

CEO Pay Ratio: Based on this information, for 2018 the ratio of the annualized annual total compensation of Mr. Colyer to the median of the annual total compensation of all employees was reasonably estimated to be 2.9 to 1.

Methodology Used To Identify Median Employee

To identify the median of the annual total compensation of all our employees, we took the following steps:

•

We determined that, as of December 31, 2018 our employee population consisted of 46 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our 2018 Form 10-K filed with the SEC on March 18, 2019). This population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal employees.

•

We selected December 31, 2018 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner by utilizing 2018 W-2 information plus year-end cafeteria plan amounts.

•

We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages, bonuses and vesting value of equity awards reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018 for all applicable employees that received compensation from us during 2018; wages were annualized for all applicable employees who were employed for less than a full year to normalize compensation. We excluded any one-time compensation anomalies during the applicable year in order to ensure that compensation values were not skewed due to one-time payments.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

Methodology Used to Calculate Pay Ratio

To determine the annual total compensation of our median employee and our CEO, we took the following steps:

•	Median employee compensation was determined to fall between two employees.

•

After we identified the two median employees, we combined all of the elements of each such employee’s compensation for the 2018 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, then averaged those two amounts, resulting in annual total compensation of $139,606.

With respect to the annual total compensation of our CEO, we used the annualized total compensation amount for 2018.

•

We annualized each item of compensation reported for Mr. Colyer within the Summary Compensation Table as none of these items were one-time pay elements, to reach an annualized total compensation amount of $411,925. Note that Mr. Colyer did not receive an equity-based compensation award in the 2018 calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2018 an employee, or is or ever has been an officer, of the Company or its subsidiaries. No executive officer of the Company has served as a director or a member of the compensation committee of another company whose executive officers serve as a member of the Company’s Board or Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Company has adopted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions as defined under Item 404 of Regulation S-K. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our code of ethics requires that the Audit Committee review and approve any related person transaction before it is consummated.

Transactions

Olympic Energy Partners. Mr. Joseph J. Romano was elected President and Chief Executive Officer of the Company in December 2012 and named Chairman of the Company in April 2013. Upon the Merger with Crimson on October 1, 2013, Mr. Romano resigned as President and Chief Executive Officer, but continued as Chairman of the Board. Mr. Romano is also the President and Chief Executive Officer of Olympic Energy Partners LLC (“Olympic”), in which he owns a minority interest.

Prior to the Merger, Olympic participated with the Company in the drilling and development of certain prospects through participation agreements and joint operating agreements, which specify its working interest (“WI”) and net revenue interest (“NRI”). Olympic last participated with the Company in the drilling of wells in March 2010, and its ownership in Company-operated wells is limited to our Dutch and Mary Rose wells.

As of December 31, 2018, Olympic owned the following interests in the Company’s offshore wells.

	WI	NRI
Dutch #1 - #5	3.53%	2.84%
Mary Rose #1	3.61%	2.70%
Mary Rose #2 - #3	3.61%	2.58%
Mary Rose #4	2.34%	1.70%
Mary Rose #5	2.56%	1.87%

During the year ended December 31, 2018, Mr. Romano earned $59,000 in cash compensation for his service as a director of the Company. During the year ended December 31, 2018, Mr. Romano also received 16,500 shares of restricted stock, which vest 100% on the one-year anniversary of the date of grant, as part of his board of director compensation.

Below is a summary of payments received from (paid to) Olympic in the ordinary course of business in our capacity of operator of the wells and platforms for 2018. The Company made and received similar types of payments with other well owners (in thousands):

2018
Revenue payments as well owner	$(2,193)
Joint interest billing receipts	$510

As of December 31, 2018, the Company’s consolidated balance sheets reflected the following balances related to Olympic (in thousands):

December 31, 2018
Accounts receivable:
Joint interest billing	$35
Amounts Payable:
Royalties and revenue payable	$(442)

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors. Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified.

Our Board has nominated each of Messrs. Goff, Romano, Colyer, Berilgen, Ford and McCain for election as directors to serve until the 2020 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director. Each nominee is currently a director. Each of Messrs. Romano, Berilgen, Ford, and McCain was previously elected to our Board by our stockholders in 2018 and is a director nominee for re-election at the Annual Meeting. Each of Messrs. Goff and Colyer was appointed to the Board in 2018 pursuant to a Cooperation Agreement dated August 14, 2018, by and among us, Messrs. Goff and Colyer and certain other persons and entities named therein and is a director nominees for election at the Annual Meeting. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.

Information About Director Nominees

The following table sets forth the names and ages, as of April 8, 2019, of our current directors. Each of Messrs. Romano, Colyer, Berilgen, Ford, McCain and Goff is a director nominee for election at the Annual Meeting.

Name	Age	Position	Director Since

Joseph J. Romano	66	Chairman of the Board	2012

Wilkie S. Colyer, Jr.	34	President, Chief Executive Officer and Director	2018

B.A. Berilgen	70	Director	2007

B. James Ford	50	Director	2013

Lon McCain	71	Director	2013

John C. Goff	62	Director	2018

Joseph J. Romano Mr. Romano became a Director in November 2012, after the Company’s founder, Mr. Kenneth R. Peak, received a medical leave of absence. Upon Mr. Peak’s passing in April 2013, Mr. Romano was elected Chairman of the Board. Mr. Romano also served as the Company’s President and Chief Executive Officer from November 2012 until October 1, 2013. Mr. Romano has worked in the energy industry since 1977, and assisted Mr. Peak in founding the Company in 1999. Mr. Romano served as Senior Vice President and Chief Financial Officer of Zilkha Energy Company until its sale in 1998 and served as President and Chief Executive Officer of Zilkha Renewable Company until its sale in 2005. He currently also serves in various capacities in Zilkha-affiliated companies. He has been President and Chief Executive Officer of Olympic Energy Partners since 2005 (which owns working interests in Contango’s Dutch and Mary Rose fields), President and Chief Executive Officer of ZZ Biotech since 2006, and Vice President and Director of Laetitia Vineyards and Winery since 2000. Mr. Romano also served as Chief Financial Officer, Treasurer and Controller of Texas International Company from 1986 through 1988 and its Treasurer and Controller from 1982 through 1985. Prior to 1982, Mr. Romano spent five years working in the Worldwide Energy Group of the First National Bank of Chicago. He earned his BA in Economics from the University of Wisconsin in Eau Claire and an MBA from the University of Northern Illinois. Mr. Romano brings to the Board his extensive historical knowledge about the Company, as well as his broad oil and gas management experience and corporate governance expertise.

Wilkie S. Colyer, Jr. Mr. Colyer was employed by Goff Capital, the family office of John C. Goff, from 2007 until August 2018. Most recently, he served as Principal for Goff Capital, Inc. and Senior Vice President, Investments of Goff Focused Strategies LLC, an exempt reporting advisor with the SEC and the State of Texas.

Mr. Colyer has been responsible for the firms’ energy investing and has held a material role in public and private investments in sectors including financial services and real estate, among others. Mr. Colyer currently serves on the Board of Directors of one other publicly held oil and gas producer in which Mr. Goff holds a significant interest, Mid-Con Energy Partners, LP and formerly served on the Board of Directors of Resolute Energy Corporation. Mr. Colyer received a Bachelor of Arts in Economics from the University of Texas at Austin. Mr. Colyer holds the Chartered Financial Analyst (“CFA”) designation and is a member of the CFA Society of Dallas-Fort Worth. As our President and Chief Executive Officer, Mr. Colyer gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies.

B.A. Berilgen Mr. Berilgen was appointed a director of the Company in July 2007. Mr. Berilgen has served in a variety of senior positions during his 45 year career. Most recently, he was Managing Director, Head of Upstream Business, at Castleton Commodities International, LLC from February 2013 to February 2015. Prior to that he served as Chief Executive Officer of Patara Oil & Gas LLC from April 2008 to February 2013. Prior to that he was Chairman, Chief Executive Officer and President of Rosetta Resources Inc., a company he founded in June 2005, until his resignation in July 2007, and then served as an independent consultant to various oil and gas companies from July 2007 through April 2008. Mr. Berilgen was also previously the Executive Vice President of Calpine Corp. and President of Calpine Natural Gas L.P. from October 1999 through June 2005. In June 1997, Mr. Berilgen joined Sheridan Energy, a public oil and gas company, as its President and Chief Executive Officer. Mr. Berilgen attended the University of Oklahoma, receiving a B.S. in Petroleum Engineering in 1970 and a M.S. in Industrial Engineering / Management Science in 1972. Mr. Berilgen’s skills in business and financial matters, as well as his breadth of oil and gas technical expertise and experience, make him a valuable addition to the Board.

B. James Ford Mr. Ford was elected to the Board on October 1, 2013 following the closing of the Merger. Mr. Ford was previously a member of Crimson’s Board of Directors from February 2005 until the closing of the Merger. Mr. Ford has been a Senior Advisor of the Los Angeles Organizing Committee of the Olympic and Paralympic Games 2028 since 2016. Prior thereto, Mr. Ford was Managing Director and Portfolio Manager of Oaktree’s Global Principal Group where he was responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Mr. Ford joined Oaktree in 1996 and was involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. He also served as a Senior Advisor to Oaktree from 2016 to 2017. Mr. Ford worked extensively with a variety of Oaktree portfolio companies, including serving on the Boards of Directors of numerous private and public companies and remains a member of the board of directors of Townsquare Media. Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Advisory Council of the Stanford Graduate School of Business and the Children’s Bureau. Through his prior role at Oaktree Capital Management and his service as a director of multiple public and private companies, Mr. Ford brings to our Board management, investment and financial experience and guidance regarding corporate governance matters.

Lon McCain Mr. McCain was elected to the Board on October 1, 2013 following the closing of the Merger. Mr. McCain was previously a member of Crimson’s Board of Directors from June 2005 until the closing of the Merger. Between July 2009 and August 2010, Mr. McCain served as the Chief Financial Officer and Executive Vice President of Ellora Energy, Inc., an independent oil and gas exploration and production company. Before joining Ellora Energy Inc. in 2009, he previously served as Vice President, Treasurer and Chief Financial Officer of Westport, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr-McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of the publicly held Cheniere Energy Partners L.P. and Continental Resources Inc. Mr. McCain was an Adjunct Professor of Finance at the Daniels College of Business of the University of Denver from 1982 to 2004. He received a Bachelor of Science degree in Business Administration and a Masters of Business Administration/Finance from the University of Denver. Mr. McCain provides our Board with extensive investment and financial experience in the oil and gas industry as well as accounting and audit experience. He also provides leadership skills, corporate governance expertise and knowledge of the Company’s business environment, which he has gained through his long career in the oil and gas industry.

Mr. McCain brings years of public company management and board experience, including serving on audit committees of various energy and energy-related companies.

John C. Goff Mr. Goff joined the late financier and well-known fund manager Richard Rainwater in 1987, investing in public securities, private equity and distressed debt in a variety of industries, including oil and gas, health care, insurance and banking. Mr. Goff co-founded Crescent Real Estate with Mr. Rainwater in the early 1990s, designing the strategy and orchestrating the acquisitions leading to its initial public offering (NYSE) in May 1994. Under Mr. Goff’s leadership as Vice Chairman and CEO, Crescent grew from approximately $500 million at its IPO to $6.5 billion upon its sale to Morgan Stanley in August 2007. In November 2009, Mr. Goff reacquired Crescent in partnership with Barclays Capital, and in December 2017 he purchased Barclays’ interest to become the principal owner of Crescent Real Estate and its subsidiaries. Mr. Goff also owns Canyon Ranch, the world’s recognized leader in healthy living and luxury spa vacations. Mr. Goff is a graduate of The University of Texas at Austin and is a member of the McCombs Business School Hall of Fame. He was named EY Entrepreneur of the Year for the Southwest Region in real estate and construction, and was inducted to the North Texas Commercial Association of Realtors and Real Estate Professionals Hall of Fame. Mr. Goff brings to our Board management, investment and financial experience and guidance regarding corporate governance matters.

There are no family relationships between any of our directors and executive officers. Except for the Cooperation Agreement, dated as of August 14, 2018, and included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2018, there are no other arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director.

Mr. Reimer is not standing for election at the Annual Meeting. At such time, he will no longer be a member of the Board or any of its committees. Mr. Reimer’s decision not to stand for election is not the result of any disagreement with Contango on any matter related to Contango’s operations, policies, or practices.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

With authority granted by our Board, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2019. Although stockholder ratification of the selection of Grant Thornton LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

Representatives from Grant Thornton will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees associated with audit and other professional services provided to us by Grant Thornton LLP for the fiscal years ended December 31, 2018 and December 31, 2017.

	Year Ended December 31
	2018	2017
Audit Fees (1)	$747,000	$565,000
Audit-Related Fees	—	—
Tax Fees (2)	—	—
All Other Fees (3)	—	—

Total	$747,000	$565,000

(1)

Audit fees are for audit services, including the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations. These fees included audit fees for the performance of annual audits of our financial statements the fiscal years ended December 31, 2018 and December 31, 2017.

(2)

Tax fees for the years ended December 31, 2018 and December 31, 2017, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits, tax advice related to property sales and technical advice from tax authorities.

(3)

There are no other fees for services rendered to us by Grant Thornton LLP. Grant Thornton LLP did not provide to us any financial information systems design or implementation services during years ended December 31, 2018 or December 31, 2017.

The Audit Committee pre-approved all of Grant Thornton’s fees for the 2018 and 2017 fiscal years through a formal engagement letter. The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K, including the applicable compensation tables, and the related narrative disclosure in this Proxy Statement.”

As described in this Proxy Statement under “Executive Compensation,” our compensation programs are designed to:

•	reward creation of long-term shareholder value through increased shareholder returns;

•	reflect long-term corporate and individual performance;

•	maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with a distinct emphasis on compensation that is “at risk”;

•	be externally competitive and internally equitable;

•	give us the flexibility to attract and retain talented senior leaders in a very competitive industry; and

•	reinforce the values we express in our code of ethics.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards), long-term incentives (including stock option and restricted stock awards), rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Executive Compensation section, including the applicable compensation tables and the related narrative disclosures contained in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO ITEM 402

OF REGULATION S-K, INCLUDING APPLICABLE COMPENSATION TABLES, AND THE RELATED

NARRATIVE DISCLOSURE ABOVE.

PROPOSAL 4: REINCORPORATION OF THE COMPANY FROM THE STATE OF DELAWARE TO

THE STATE OF TEXAS

General

The Board has unanimously approved and recommends that the shareholders approve the reincorporation of the Company from the State of Delaware to the State of Texas (the “Reincorporation” or the “Reincorporation Proposal”). This approval and recommendation has been provided by the entire Board and by the directors unaffiliated with John Goff. The Company would affect the Reincorporation by merging with and into a newly formed wholly owned subsidiary of the Company incorporated under the laws of the State of Texas (“Texas Merger Sub” and the surviving entity in the Reincorporation, “Contango Texas”) pursuant to a plan of merger, the proposed form of which is attached hereto as Appendix A (the “Agreement and Plan of Merger”). The name of Contango Texas following the completion of the Reincorporation will be “Contango Oil & Gas Company”. At the effective time of the merger (the “Effective Time”), the Certificate of Formation in the form attached hereto as Appendix B (the “Texas Certificate of Formation”), and the Bylaws in the form attached hereto Appendix C (the “Texas Bylaws”), will govern Contango Texas. All descriptions of the Texas Certificate of Formation and Texas Bylaws are qualified by and subject to the more complete information set forth in those documents.

Upon the Effective Time:

(1)

The affairs of the Company will cease to be governed by Delaware corporation laws and will become subject to Texas corporation laws. See “Comparison of Shareholder Rights Before and After the Reincorporation” below.

(2)

The legal existence of the Company as a separate Delaware corporation (“Contango Delaware”) will cease and Contango Texas will continue with all of the rights, titles and interests of Contango Delaware, will continue with the same officers and directors of Contango Delaware, the rights of creditors of Contango Delaware will continue to exist as creditors of Contango Texas, and the ownership interest of the shareholders of Contango Delaware will be converted to an identical interest in Contango Texas.

(3)

All of the Company’s employee benefit and incentive plans and arrangements will be assumed by Contango Texas upon the same terms and subject to the same conditions set forth in such plans and arrangements as before the Reincorporation.

(4)	Each outstanding share of our Common Stock will automatically be converted into one share of common stock, par value $0.04 per share, of Contango Texas (“Contango Texas Common Stock”).

(5)

Each outstanding option to purchase our Common Stock will automatically be converted into an option to purchase an identical number of shares of Contango Texas Common Stock at the same option price per share and upon the same terms and subject to the same conditions set forth in the applicable plan and related award agreement.

(6)

Contango Texas Common Stock will become issuable upon the vesting of Contango Delaware’s existing restricted shares and awards of restricted stock units upon the same terms and subject to the same conditions set forth in the applicable plan and related award agreement.

(7)	Our ticker symbol “MCF” will remain unchanged as a result of the Reincorporation.

The Reincorporation will become effective upon filing of certificates of merger with the Secretary of State of each of Delaware and Texas, which filings are expected to be made as soon as practicable after shareholder adoption of the Agreement and Plan of Merger. Pursuant to the terms of the Agreement and Plan of Merger, the Reincorporation may be abandoned by the Board at any time before the Effective Time (whether before or after approval by the Company’s shareholders). In addition, the Company and Texas Merger Sub may amend the Agreement and Plan of Merger at any time before the Effective Time (whether before or after approval by the Company’s shareholders), provided that after approval by the Company’s shareholders, no amendment may be made that by law requires further approval by the Company’s shareholders without obtaining such further approval.

No regulatory approval (other than various filings with Secretary of State of Texas and Delaware discussed above) is required to effect the Reincorporation. The terms of the Reincorporation are described in more detail in the Agreement and Plan of Merger and all descriptions of the Reincorporation are qualified by and subject to the more complete information therein.

Reasons for the Reincorporation

The Company is currently subject to certain anti-takeover protections under Section 203 of the DGCL (“DGCL Section 203”), which prohibits certain transactions between the Company and an “interested stockholder” (as defined in DGCL Section 203) of the Company for a period of three years after the date such interested stockholder acquired its stock. These restrictions have previously hindered the Company’s ability to fully take advantage of capital raising activities with John Goff and his affiliated funds (collectively, “Goff”) that the Board believed would have been in the best interests of the Company and its shareholders. As an example, these restrictions limited Goff’s participation in an underwritten registered offering of common stock with market pricing, which ultimately reduced the overall amount of net proceeds from such offering. Additionally, the Company believes that the restrictions under DGCL Section 203 may continue to hinder the Company’s ability to engage in future transactions that may be beneficial to the Company’s shareholders. While the Company may seek to amend its certificate of incorporation to opt out of the Section 203 anti-takeover provision, the restrictions under Section 203 would continue to apply to Goff or any other current “interested stockholder” of the Company as long as the Company remains a Delaware corporation. As a result of the Reincorporation, Contango Texas would no longer be subject to DGCL Section 203, and it would elect in its governing documents not to be subject to the Texas statutory equivalent of DGCL Section 203 (the “Texas Anti-takeover Statute”). Contango Texas will, however, continue to benefit from certain of the protections that Section 203 currently provides, as the Texas Bylaws will incorporate anti-takeover provisions (the “Bylaw Anti-takeover Provisions”) that are based on the Texas Anti-takeover Statute. These Bylaw Anti-takeover Provisions give the Company flexibility to engage in certain beneficial transactions with any of its shareholder while still providing the appropriate level of anti-takeover protections for a corporation of the Company’s size and shareholder base. Specifically, the Bylaw Anti-takeover Provisions include substantially the same restrictions that are provided for under the Texas Anti-takeover Statute, provided that those restrictions will not apply to (i) Goff at any time that he owns less than 23% of the Company’s outstanding shares (or such higher ownership threshold as may be approved by the Board in advance) or (ii) a transaction between the Company and any person that holds more than 20% of the Company’s outstanding shares if such transaction is approved in advance by (A) a majority of the continuing and unaffiliated directors of the Company and (B) holders of a majority of the Company’s outstanding shares. For additional details regarding the current Delaware anti-takeover statutes and proposed contractual protections, please see “Comparison of Shareholder Rights Before and After the Reincorporation” below.

Additionally, because the Company’s headquarters and its principal operations, management and employees are located in Houston, Texas, the Company’s status as a Delaware corporation physically located in Texas requires the Company to comply with reporting and tax obligations in both Delaware and Texas. For the most recent franchise tax period, the Company paid approximately $200,000 in franchise taxes to the State of Delaware. The Company believes that the Delaware legislature will likely increase the rates applicable to the Company in the future, making the annual Delaware franchise tax obligation effectively perpetual. The Company is obligated to pay the same amount of Texas margin tax regardless of where it is incorporated, and the Company’s Texas margin tax obligations will not change as a result of the Reincorporation. Accordingly, the Reincorporation will result in a net savings by the Company of $200,000 annually.

The Company does not conduct any operations in Delaware and thus does not believe it receives any material financial benefit as a result of being incorporated in Delaware. The Company also considered its relatively small capitalization and its desire to cut unnecessary costs. If the Reincorporation Proposal is implemented, Contango Texas would benefit from a recurring reduction in franchise taxes compared to Contango Delaware because Contango Texas would no longer have a franchise tax obligation in Delaware.

Furthermore, incorporation in Delaware subjects the Company to the jurisdiction and venue of federal and state courts in Delaware in possible litigation, even though the Company has no management, employees, or operations there. Delaware courts may require the retention of Delaware counsel in Delaware proceedings in addition to the Company’s Texas counsel. The Company believes the risk of this potential expense and other hurdles of litigation conducted far from its Houston offices is unwarranted.

The Company believes that the Texas legislature has demonstrated a willingness to maintain modern and effective corporation laws to meet changing business needs. While some regard Delaware corporate law as the most extensive and well-defined body of corporate law in the United States, the Company does not believe there is significant risk to the Company or its shareholders if the Company is governed under Texas corporate law rather than Delaware corporate law. Additionally, the Company regards certain aspects of Delaware law as more uncertain and complex than their Texas equivalents due to the large body of nuanced Delaware case law. While there are some advantages under Delaware corporate law to being a Delaware corporation, there are also advantages under Texas corporate law to being a Texas corporation. The Company believes that, on balance, the impact on the Company of implementing the Reincorporation Proposal from a corporate law perspective will be positive to the Company and its shareholders.

We have provided a discussion of differences between the Delaware and Texas corporate laws below under the heading “Comparison of Shareholder Rights Before and After the Reincorporation.”

No Change in Business, Jobs, Physical Location, Etc.

The Reincorporation Proposal will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below under the heading “—Comparison of Shareholder Rights Before and After the Reincorporation.” The Reincorporation Proposal will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation and the Delaware franchise tax savings discussed above). Our management, including all directors and officers, will remain the same in connection with the reincorporation and will have identical positions with Contango Texas. None of the Company’s subsidiaries will be changing their respective states or jurisdictions of incorporation, or making any other changes, in connection with the reincorporation. To the extent the Reincorporation will require the consent or waiver of a third party (for example, the consent of the Company’s primary lender), the Company will use commercially reasonable efforts to obtain such consent or waiver before completing the Reincorporation. If a material consent cannot be obtained, the Company will not proceed with the Reincorporation. The Reincorporation will not otherwise affect any of the Company’s material contracts with any third parties and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of Contango Texas as a Texas corporation.

Comparison of Shareholder Rights Before and After the Reincorporation

The Reincorporation will effect some changes in the rights of the Company’s shareholders. This is as a result of differences between the Texas Business Organizations Code (“TBOC”) and the Delaware General Corporation Law (“DGCL”), as well as differences between each of the Company’s charter documents before and after the Reincorporation. Summarized below are the most significant differences between the rights of the Company’s shareholders before and after the Reincorporation. The differences between the current Delaware certificate of incorporation and bylaws and the proposed Texas certificate of formation and bylaws, as relevant to such rights, are noted within this summary. The summary below is not intended to be relied upon as an exhaustive list of all the differences or a complete description of the differences resulting from the Reincorporation. Furthermore, this summary is qualified in its entirety by reference to the DGCL, the Company’s existing Delaware certificate of incorporation and bylaws, the TBOC, and the Company’s proposed Texas certificate of formation and bylaws.

	Delaware	Texas

Business Combinations Statute

Unless its certificate of incorporation provides otherwise, DGCL Section 203 prohibits certain transactions between a Delaware corporation and an “interested stockholder” for a period of three years after the date the interested stockholder acquired its stock.

“Interested stockholder” is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation.

Prohibited transactions include: (i) mergers, (ii) consolidations, (iii) sales or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets or the outstanding stock of a company, and (iv) certain transactions that

Unless its certificate of formation provides otherwise, the TBOC prohibits Texas public corporations from entering into specific (i) mergers, share exchanges and conversions, (ii) sales of assets, reclassifications and other transactions sales or other dispositions of assets having an aggregate market value of 10% or more of (a) the aggregate market value of the consolidated assets of a company, (b) the aggregate market value of the outstanding stock of a company or (c) the earning power or net income of a company on a consolidated basis, (iii) certain transactions that would result in the issuance or transfer of shares of a company to an affiliated shareholder, increase the affiliated shareholder’s proportionate share of ownership in a company or grant the affiliated shareholder disproportionate financial benefits, and (iv) liquidation proposals with an

Delaware	Texas

would result in the issuance or transfer of stock of a company, increase the interested stockholder’s proportionate share of ownership in a company, or grant the interested stockholder disproportionate financial benefits.

The DGCL provides an exception to this prohibition if: (i) the business combination or the transaction in which the stockholder became an interested stockholder is approved by that company’s board of directors prior to the date the interested stockholder became an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of that company in the transaction in which it became an interested stockholder, or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting (and not by written consent).

The existing Delaware certificate does not alter the effect of DGCL Section 203 on the Company.

“affiliated shareholder” for a period of three years after the date the shareholder obtained “affiliated shareholder” status.

“Affiliated shareholder” is defined as a person who beneficially owns (or has owned within the preceding three-year period) 20% or more of the outstanding voting stock of a Texas public corporation.

The TBOC provides an exception to this prohibition if: (i) the board of directors of the corporation approves the transaction or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder becoming an affiliated shareholder, or (ii) the board of directors and two-thirds (or higher if specified in the certificate of formation) of the unaffiliated shareholders approve the transaction at a meeting held no earlier than six months after the shareholder acquires such ownership.

The proposed Texas certificate of formation expressly provides that Contango Texas will not be subject to the foregoing statutory restrictions on business combinations with “affiliated shareholders.” However, the Texas bylaws will include restrictions on transactions with “affiliated shareholders” that are substantially similar to the statutory restrictions described above, provided that in addition to the statutory exceptions described above, the restrictions will not apply to (i) Goff at any time that he (including his affiliates and successors) owns less than 23% of the outstanding voting stock of Contango Texas (or such higher ownership threshold as may be approved by the Board in advance), (ii) a transaction between the Company and any “affiliated shareholder” if such transaction is approved in advance by (A) a majority of the continuing and unaffiliated directors of the Company and (B) holders of a majority of the Company’s outstanding voting stock, (iii) a transaction in which the “affiliated shareholder” acquired at least 85% of the voting stock of Contango Texas in the transaction in which it became an “affiliated shareholder” and (iv) any person whose ownership of shares in excess of the ownership limitation to qualify as an “affiliated shareholder” is the result of any action taken solely by Contango Texas, provided that in the case of this clause (iv) such person shall be an “affiliated shareholder” if thereafter such person acquires additional shares of voting stock of Contango Texas except as a result of further corporate action not caused, directly or indirectly, by such person.

“Continuing and unaffiliated directors” are (i)

	Delaware	Texas
(A) directors in office at the effective time of the Redomestication, and (B) directors that subsequently became a member of the Board and whose initial election or initial nomination for election by Contango Texas’ shareholders was approved by a majority of the continuing and unaffiliated directors then on the Board that are (ii) not affiliated with or nominated by the “affiliated shareholder” or its affiliates and associates.

Sales, Leases, Exchanges or Other Dispositions

A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary.

The existing Delaware certificate of incorporation and bylaws do not set forth a different approval standard.

Generally, the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a Texas corporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote. No such approval is required, however, if the transaction is made in the usual and regular course of the corporation’s business. Under Texas law, the transfer of substantially all of a corporation’s assets in such a manner that the corporation continues directly or indirectly to engage in one or more businesses is deemed to be in the usual and regular course of its business.

The proposed Texas certificate of formation overrides the default statutory vote requirement and requires the approval of such transactions by affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon.

Approval of Mergers

Under Delaware law, any merger with a third party must be approved by a majority of the corporation’s shareholders.

The existing Delaware certificate of incorporation and bylaws do not set forth a different approval standard.

Under Texas law, any merger with a third party requires approval by two-thirds of the outstanding shares of the Texas corporation unless a different threshold, not less than a majority, is specified in the certificate of formation.

The proposed Texas certificate of formation overrides the default statutory vote requirement and requires the approval of such transactions by affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a

	Delaware	Texas
class and at least a majority of the outstanding shares otherwise entitled to vote thereon.

Appraisal Rights

Under Delaware law, stockholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange (the Company currently meets this condition by virtue of its listing on the NASDAQ market) or if such stock is held of record by more than 2,000 stockholders. Stockholders of a Delaware parent corporation have no appraisal rights in a merger between that parent corporation and a subsidiary corporation wholly owned by that parent corporation. Even if appraisal rights would not otherwise be available under Delaware law in the cases described above, stockholders would still have appraisal rights if they are required by the terms of the agreement of merger and consolidation to accept for their stock anything other than:

(1) shares of stock;

(A)  of the surviving corporation; or

(B)  of any other corporation which shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

(2) cash in lieu of fractional shares; or

(3) a combination of such shares and such cash.

Otherwise, stockholders of a Delaware corporation have appraisal rights in consolidations and mergers.

Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation, any merger or consolidation involving such corporation, or the sale of all or substantially all of the assets of the corporation.

The existing Delaware certificate of incorporation and bylaws have no provisions with respect to appraisal rights.

Except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, shareholders of Texas corporations with voting rights have dissenters’ rights in the event of a merger, consolidation, conversion, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation. However, a shareholder of a Texas corporation has no dissenters’ rights with respect to any plan or merger or conversion in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A)  listed on a national securities exchange (the Company currently meets this condition by virtue of its listing on the NASDAQ market); or

(B)  held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A)  ownership interests, or depository receipts in respect of ownership interests, of a another entity of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or

	Delaware	Texas

series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance;

(ii) held of record by at least 2,000 owners;

(B)  cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C)  any combination of the ownership interests and cash above.

Shareholder Consent to Action Without a Meeting

Under Delaware law, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders can be taken without such meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

The existing Delaware certificate of incorporation prohibits stockholder action by written consent.

Under Texas law, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote on that action. The certificate of formation of a Texas corporation may provide that action by written consent in lieu of a meeting may be taken by the holders of that number of votes which would be required to take the action which is the subject of the consent at a meeting at which each of the shares entitled to vote thereon were present and voted.

The proposed Texas certificate of formation allows action by one or more written consents if such consent or consents are signed by the holder or holders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Procedures for Filling Vacant Directorships

Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The existing Delaware bylaws require the vote of a majority of the directors then in office, although less than a quorum, to fill vacancies.

Under Texas law, any vacancy occurring in the board of directors may, unless otherwise authorized by a corporation’s certificate of formation, fill a vacancy or a newly created vacancy in a director position only: (i) by the affirmative vote of the majority of the directors then in office, even if less than a quorum, (ii) by the sole remaining director, or (iii) by the affirmative vote of the shareholders.

A directorship to be filled because of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders. The board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

The proposed Texas bylaws require the affirmative vote of the majority of directors

	Delaware	Texas
then in office, even if less than a quorum, to fill any vacancy in the board of directors.

Right to Call Meetings

Delaware law provides that special meetings of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws.

The existing Delaware bylaws provide that special meetings of the stockholders may be called by the board of directors at any time, and are required to be called upon the written request of the holders of one half of the Company’s outstanding stock.

Unlike in Delaware, under Texas law, shareholders are guaranteed the right to call special meetings. Unless otherwise specified in the corporation’s certificate of formation, holders of not less than 10% of all of the shares entitled to vote at the proposed meeting have the right to call a special shareholders’ meeting. The certificate of formation may allow for special meetings to be called by a number of shares greater than or less than 10%, but it may not set the required number of shares above 50%. The president, board of directors, or any other person authorized to call special meetings by the certificate of formation or bylaws of the corporation may also call special shareholders’ meetings.

The proposed Texas certificate of formation and bylaws mirror the existing Delaware bylaws on the issue.

Voting by Proxy	Under Delaware law, a stockholder may authorize another person or persons to act for such stockholder by proxy. A proxy is valid for three years from its date unless otherwise provided in the proxy.	Under Texas law, a shareholder may authorize another person or persons to act for such shareholder by proxy. A proxy is only valid for eleven months from its date unless otherwise provided in the proxy.

Charter Amendments

Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number.

The existing Delaware certificate of incorporation does not alter the approval requirement for amendments under Delaware law.

Under Texas law, an amendment to the certificate of formation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different threshold, not less than a majority, is specified in the certificate of formation.

The proposed Texas certificate of formation alters the default statutory approval requirements and requires an amendment to the certificate of formation to be approved by holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon.

Bylaw Amendments	Under Delaware law, stockholders of a corporation entitled to vote have the right to amend, repeal or adopt the bylaws. If the corporation’s certificate of incorporation so	Generally, under Texas law, the board of directors may amend, repeal or adopt a corporation’s bylaws. However, a corporation’s certificate of formation may

	Delaware	Texas

provides, the corporation’s board of directors may also have the right to amend, repeal or adopt the bylaws.

The existing Delaware certificate of incorporation provides that the existing Delaware bylaws may be amended, repealed, altered or adopted (i) by stockholder action with the affirmative vote of the holders of at least two-thirds of the voting power of all the shares entitled to vote thereon or (ii) by at least two-thirds of the members of the board of directors.

reserve this power exclusively to a majority of the shareholders. Similarly, the shareholders, in amending, repealing or adopting a particular bylaw, may expressly provide that the board of directors may not amend, readopt or repeal that bylaw. Texas case law permits the corporation to increase the required threshold of shareholders necessary to amend the bylaws.

The proposed Texas certificate of incorporation, consistent with the Delaware certificate of incorporation, allows amendments to the bylaws by the vote of at least two-thirds of the members of the board of directors or by two-thirds of the holders of the outstanding shares entitled to vote, provided that any amendment to the Bylaw Anti-takeover Provisions requires approval by either (i) (A) a majority of the continuing and unaffiliated directors and holders of a majority of the Company’s outstanding shares or (ii) a majority of all of the Company’s directors and holders of at least 66 2/3% of the Company’s outstanding shares not held by the “affiliated shareholder”.

Removal of Directors

Under Delaware law, subject to the exceptions discussed below, a majority of stockholders then entitled to vote at an election of directors may remove a director with or without cause.

If the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), a director may only be removed for cause, unless the corporation’s certificate of incorporation provides otherwise.

If a corporation uses cumulative voting and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors. Where a corporation’s certificate of incorporation provides that separate classes or series of stockholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

The existing Delaware bylaws allow the removal of directors (i) without cause by the affirmative vote of two-thirds of the outstanding voting power, voting as a single class (ii) with cause by the affirmative vote of a majority of outstanding voting power, voting as a single class.

Under Texas law, subject to the exceptions discussed below or as otherwise provided by the certificate of formation or bylaws of a corporation, the shareholders may remove a director, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of the directors.

If the corporation’s directors serve staggered terms, a director may not be removed except for cause unless the certificate of formation provides otherwise.

If the certificate of formation permits cumulative voting and less than the entire board is to be removed, a director may not be removed if the votes cast against the removal would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors. Where a corporation’s certificate of formation provides that separate classes or series of shareholders are entitled, as such a class or series, to elect separate directors, in calculating the sufficiency of votes for removal of such a director, only the votes of the holders of such a class or series are considered.

The proposed Texas bylaws are consistent with the existing Delaware certificate of incorporation and bylaws regarding mechanics for removal of directors.

	Delaware	Texas

The existing Delaware bylaws provide that “cause” shall exist only when a director (i) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (a) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (b) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

Number of Directors

Delaware law provides that the number of directors will be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case the number of directors may be changed only by amendment of the certificate of incorporation.

The existing Delaware bylaws provide that the number of directors will be fixed from time to time in accordance with the bylaws by the vote of a majority of the directors, or the majority of the outstanding voting power, but there shall not be less than three nor more than eight directors.

The TBOC provides that, after specifying the initial number of directors in the certificate of formation, the number of directors will be set by or in the manner provided in the certificate of formation or the bylaws.

The proposed Texas bylaws provide that the size of the board will be determined by the board of directors.

Inspection of Books and Records	Under Delaware law, any stockholder may inspect the corporation’s books and records upon written demand under oath stating the purpose of the inspection. If the corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.	Under Texas law, a shareholder may, upon written demand stating a proper purpose, inspect the books and records of a corporation if such shareholder holds at least 5% of the outstanding shares of stock of the corporation or has been a holder of shares for at least six months prior to such demand.

Distributions and Dividends

Under Delaware law, a corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.

The existing Delaware certificate of incorporation and bylaws provide that dividends may be declared as provided by law.

Under Texas law, a distribution is defined as a transfer of cash or other property (except a corporation’s own shares or rights to acquire its shares), or an issuance of debt, by a corporation to its shareholders in the form of: (i) a dividend on any class or series of the corporation’s outstanding shares, (ii) a purchase or redemption, directly or indirectly, of its shares, or (iii) a payment in liquidation of all or a portion of its assets.

Under Texas law, a corporation may not make a distribution if such distribution violates its

	Delaware	Texas

certificate of formation or, unless the corporation is in receivership, if it either renders the corporation unable to pay its debts as they become due in the course of its business or affairs, or exceeds, depending on the type of distribution, either the net assets or the surplus of the corporation.

The proposed Texas bylaws provide that dividends may be declared as provided by law.

Stock Redemption and Repurchase	Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital, shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced.	As noted above, under Texas law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, any such purchase or redemption is subject to the restrictions on distributions discussed above.

Indemnification of Directors and Officers	The DGCL permits a corporation to indemnify present or former directors, officers, employees and agents and persons serving at the request of the corporation as officers, directors, employees or agents of another entity or employee benefit plan against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding, other than an action by or in the right of the corporation, to which such indemnifiable person may be a party, provided such indemnifiable person shall have acted in good faith and in a manner such person shall have reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of a criminal proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the applicable standard of conduct has not been met.

Texas law permits a corporation to indemnify a director or former director, against judgments and expenses reasonably and actually incurred by the person in connection with a proceeding if the person: (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and otherwise, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

If, however, the person is found liable to the corporation, or is found liable on the basis he received an improper personal benefit, then indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred and no indemnification will be available if the person is found liable for: (i) willful or intentional misconduct in the performance of the person’s duty to the corporation, (ii) breach of the person’s duty of loyalty owed to the enterprise, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

The proposed Texas bylaws provide for indemnification of directors and officers (including advancement of expenses) to the fullest extent permitted by applicable law.

	Delaware	Texas

In connection with an action by or in the right of the corporation against an indemnifiable person, the corporation has the power to indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred in connection with such suit (a) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, but (b) if such person is found liable to the corporation, only if ordered by a court of law. The DGCL does not authorize indemnification of judgments, fines, excise taxes or amounts paid in settlement in derivative actions.

The DGCL provides that such section is not exclusive of any other indemnification rights, which may be granted by a corporation to its indemnifiable persons, but under Delaware law such person’s conduct must generally meet the standard of conduct required by the DGCL

The existing Delaware certificate of incorporation and bylaws provide for indemnification of directors and officers (including advancement of expenses) to the fullest extent permitted by applicable law.

Procedure for Indemnification

Delaware law provides that a determination that indemnification of a director or officer is appropriate must be made: (i) by a majority vote of directors who are not party to the proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by stockholder vote.

The existing Delaware certificate of incorporation and bylaws do not address this issue.

Texas law provides that a determination that indemnification is appropriate must be made: (i) by a majority vote of the directors who, at the time of the vote, are disinterested and independent, regardless of whether such directors constitute a quorum, (ii) by a majority vote of a special committee of the board of directors if the committee is designated by a majority vote of the directors who at the time of the vote are disinterested and independent and is composed solely of one or more directors who are disinterested and independent, (iii) by special legal counsel selected by majority vote under (i) or (ii) above, (iv) by the shareholders in a vote that excludes those shares held by directors who, at the time of the vote, are not disinterested and independent, or (v) by a unanimous vote of the shareholders of the corporation.

Mandatory Indemnification	Delaware law requires indemnification for expenses actually and reasonably incurred with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.	Under Texas law, indemnification by the corporation for reasonable expenses actually incurred is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding.

Insurance	Delaware law allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or	Texas law is substantially the same as Delaware law for this issue.

	Delaware	Texas

agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person. This is so, regardless of whether the corporation would have the power to indemnify such person against that liability.

Under Delaware law, a corporation may also establish and maintain arrangements, other than insurance, to protect such persons, including a trust fund or surety arrangement.

Persons Covered	Delaware law provides the same indemnification rights to officers, employees and agents that it provides for directors.	Texas law expressly and separately addresses the indemnification of officers, employees and agents. The corporation may indemnify and advance expenses to an officer, employee or agent as provided by the corporation’s governing documents, general or specific action of the board of directors, resolution of the shareholders, contract, or common law. The corporation must indemnify an officer to the same extent as a director. The procedure for indemnification under Texas law summarized above need not be followed for officers, employees or agents.

Standard of Care	In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person’s own affairs.	Texas law is substantially the same as Delaware law for this issue.

Limited Liability of Directors

Delaware law permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care.

Delaware law does not, however, permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a knowing violation of law, (iv) obtaining an improper personal benefit from the corporation, or (v) declaring an illegal dividend or approving an illegal stock purchase or redemption.

The existing Delaware certificate of incorporation eliminates the monetary liability of a director to the fullest extent permitted by applicable law.

Texas law permits a corporation to eliminate in its certificate of formation all monetary liability of a director to the corporation or its shareholders for conduct in the performance of such director’s duties.

Texas law does not, however, permit any limitation of the liability of a director for: (i) a breach of the duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director obtains an improper benefit, or (iv) a violation of applicable statutes which expressly provide for the liability of a director.

The proposed Texas certificate of formation eliminates the monetary liability of a director to the fullest extent permitted by applicable law.

	Delaware	Texas

Fiduciary Duties of Directors

Delaware imposes duties of care and loyalty on directors of Delaware corporations, subject to the business judgment rule which provides a presumption that a director acted on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. Delaware imposes liability upon directors who willfully or recklessly disregard their duties as directors so as to constitute an utter failure to carry out their fiduciary duties.

Directors of a Delaware corporation owe fiduciary duties both to the stockholders and the corporation.

Texas imposes duties of loyalty, care and obedience on directors of Texas corporations, but will generally not, absent fraud, impose liability upon a non-interested director unless the action challenged is outside of the expressed purpose of the corporation or inconsistent with an express limitation on authority.

Directors of a Texas corporation owe fiduciary duties only to the corporation.

Shareholder Rights Plans	Delaware courts have generally allowed the use of shareholder rights plans by a corporation if their adoption is reasonable in response to a reasonably identified threat posed.	Texas statutorily approves shareholder rights plans.

Considerations of Directors	Delaware does not have a statute stating what constituencies the board may consider when making decisions.	Texas corporate law includes statutory approval of directors considering both the long-term and short-term interests of the corporation and the shareholders.

Shareholder Actions	Delaware allows certain lawsuits to be brought against directors directly by shareholders, in some instances, without making a demand on the corporation’s board. Generally, lawsuits are tried before a Delaware chancellor without a jury.	Texas generally requires that lawsuits against directors be brought derivatively by the corporation only after making demand on the corporation’s board setting out the contours of the demand. Texas law may, in certain circumstances, such as in a proceeding determining liability of directors, allow for a jury trial.

Forum Selection

Delaware law permits corporations to include in their certificates of incorporation or bylaws a provision that confers exclusive jurisdiction on the courts of Delaware as to any internal corporate claims, which include derivative claims that are based upon breach of duties of a director or shareholder in such capacity and other matters for which the DGCL confers jurisdiction upon the Delaware courts.

The existing Delaware bylaws make this election regarding the Chancery Court’s exclusive jurisdiction to the maximum extent allowable.

Texas law does not have an authorizing statutory provision similar to the forum selection provision in the DGCL.

The proposed Texas bylaws mirror the Delaware bylaws, except that they contain references to the TBOC and Texas law and provide that the exclusive forum shall be the United States District Court for the Southern District of Texas, or if that court lacks jurisdiction, state district courts of Harris County, Texas.

Stock and Equity Incentive Awards

At the effective time of the Reincorporation, each outstanding share of Common Stock of Contango Delaware will automatically be converted into one share of common stock of Contango Texas. If you hold physical stock certificates, you do not have to exchange your existing stock certificates of the Company for stock certificates of the resulting Texas corporation; however, after the Reincorporation, any shareholder desiring a new form of stock certificate may submit the existing stock certificate to Continental Stock Transfer, the Company’s transfer agent, for cancellation and obtain a new certificate by contacting Continental Stock Transfer at 212-509-4000. Pursuant to the Agreement and Plan of Merger, the resulting Texas corporation will assume all of the Company’s obligations under the Company’s 2005 Stock Incentive Plan and Second Amended and Restated 2009 Incentive Compensation Plan. Each outstanding option to purchase shares of Common Stock under these plans will be converted into an option to purchase an equal number of shares of the resulting Texas corporation’s common stock on the same terms and conditions as in effect immediately prior to the Reincorporation. Each other award (restricted stock is the only other type of award currently outstanding) will be converted to an equivalent award with the same terms issued by the Texas corporation.

Federal Tax Consequences of the Reincorporation

The proposed Reincorporation is expected to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Reincorporation qualifies as a tax-free reorganization, we believe that for federal income tax purposes no gain or loss will be recognized by the Company, Contango Texas or the shareholders of the Company who receive Contango Texas Common Stock for their Company Common Stock in connection with the Reincorporation. The aggregate tax basis of Contango Texas Common Stock received by a shareholder of the Company as a result of the Reincorporation will be the same as the aggregate tax basis of the Company Common Stock converted into that Contango Texas Common Stock held by that shareholder as a capital asset at the time of the Reincorporation. Each shareholder’s holding period of the Contango Texas Common Stock received in the Reincorporation will include the holding period of the Company Common Stock converted into that Contango Texas Common Stock, provided the shares are held by such shareholder as a capital asset at the time of the Reincorporation.

This proxy statement only discusses U.S. federal income tax consequences and has done so only for general information. It does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders based upon individual circumstances or to shareholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, shareholders who hold their stock through a partnership or as part of a straddle or other derivative arrangement, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This proxy statement does not address the tax consequences under state, local or foreign laws. State, local or foreign income tax consequences to shareholders may vary from the federal income tax consequences described above, and shareholders are urged to consult their own tax advisors as to the consequences to them of the Reincorporation under all applicable tax laws.

This discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. The Company has neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of the Reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the Reincorporation, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

Securities Law Consequences

The shares of Contango Texas Common Stock to be issued in exchange for shares of Company Common Stock in the Reincorporation are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). In that respect, the Company is relying on Rule 145(a)(2) under the Securities Act, which provides that a merger that has as its sole purpose a change in a corporation’s domicile does not involve the sale of securities for purposes of the Securities Act. After the Reincorporation, Contango Texas will be a publicly held company, Contango Texas Common Stock will continue to be listed on the NYSE American exchange under the symbol “MCF” and Contango Texas will file with the SEC and provide to its shareholders the same type of information that the Company has previously filed and provided. Shareholders, whose shares of Company Common Stock are freely tradable before the Reincorporation, will continue to have freely tradable shares of Contango Texas Common Stock. Shareholders holding restricted shares of Company Common Stock will have shares of Contango Texas Common Stock that are subject to the same restrictions on transfer as those to which their present shares of Company Common Stock are subject. In summary, Contango Texas and its shareholders will be in the same respective positions under the federal securities laws after the Reincorporation as the Company and its shareholders prior to the Reincorporation.

Effect of Not Obtaining the Required Vote for Approval

If the Reincorporation Proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in the State of Delaware.

OUR BOARD RECOMMENDS A VOTE “FOR” THE REINCORPORATION FROM THE STATE OF

DELAWARE TO THE STATE OF TEXAS

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Contango Oil & Gas Company to assist the Board in fulfilling its oversight responsibilities relating to Contango Oil & Gas Company’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Contango Oil & Gas Company’s financial reports. The Audit Committee manages Contango Oil & Gas Company’s relationship with its independent registered public accounting firm, which is ultimately accountable to the Audit Committee.

The Audit Committee has reviewed and discussed with management and with Grant Thornton LLP, the independent registered public accounting firm, Contango Oil & Gas Company’s audited financial statements as of and for the year ended December 31, 2018. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

Grant Thornton LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Grant Thornton LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to Contango Oil & Gas Company by Grant Thornton LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in Contango Oil & Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

THE AUDIT COMMITTEE,

Lon McCain (Chairman)

B.A. Berilgen

B. James Ford

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 8, 2019 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially more than 5% of the outstanding Common Stock, each director, each director nominee, our named executive officers, and our directors and named executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares of Common Stock beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2019 by that stockholder are deemed outstanding.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of April 8, 2019.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent
John C. Goff (3)	6,867,191	19.9%
FMR LLC (4)	3,583,039	10.4%
DWS Investment Management Americas, Inc. (5)	2,740,546	8.0%
Dimensional Fund Advisors LP (6)	1,837,569	5.3%

Directors and Named Executive Officers

Executive Officers	Amount and Nature of Beneficial Ownership (2)		Percent
Directors
John C. Goff (3)	6,867,191		19.9%
Joseph J. Romano	73,986	*
B.A. Berilgen	45,791	*
Charles M. Reimer	75,793	*
B. James Ford	41,257	*
Lon McCain	54,852	*
Named Executive Officers
Allan D. Keel (7)	438,873		1.3%
Wilkie S. Colyer, Jr. (8)	8,400	*
E. Joseph Grady (9)	250,226	*
Thomas H. Atkins (10)	117,701	*
All current directors and executive officers as a group (7 persons)	7,341,703		21.3%

*	Denotes less than 1% of class beneficially owned.
(1)	Unless otherwise noted, the stockholder’s current address is 717 Texas Avenue, Suite 2900, Houston, Texas 77002.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 8, 2019 are deemed outstanding. Applicable percentages are based on 34,431,954 shares outstanding on April 8, 2019 plus an additional 21,585 shares of common stock subject to currently exercisable options. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Based upon his Schedule 13D/A filed with the SEC on December 3, 2018, John C. Goff’s address is 500 Commerce Street, Suite 700, Fort Worth, TX 76102.

(4)

Based upon its Schedule 13G/A filed with the SEC on February 13, 2019, as of December 31, 2018, FMR LLC had sole voting power with respect to 374,012 shares of Common Stock and sole dispositive power with respect to 3,583,039 shares of Common Stock. FMR LLC’s address is 245 Summer Street, Boston, Massachusetts 02210.

(5)

DWS Investment Management Americas, Inc. is a wholly-owned subsidiary of Deutsche Bank AG. Based upon its Schedule 13G filed with the SEC on March 15, 2019, as of December 31, 2018, DWS Investment Management Americas, Inc. had sole voting and dispositive power with respect to 2,740,546 shares of Common Stock. Deutsche Bank AG’s address is Taunusanlage 12; 60325 Frankfurt am Main; Federal Republic of Germany.

(6)

Based upon its Schedule 13G/A filed with the SEC on February 8, 2019, Dimensional Fund Advisors LP had sole voting power with respect to 1,735,949 shares of Common Stock and sole dispositive power with respect to 1,837,569 shares of Common Stock. Dimensional Fund Advisors LP’s address is 6300 Bee Cave Road, Austin, TX 78746.

(7)	Reported common stock is all held directly.
(8)	Reported common stock includes 7,600 shares held directly and 800 shares held by Mr. Colyer’s wife.
(9)	Reported common stock is all held directly and includes 18,647 shares subject to currently exercisable options.
(10)	Reported common stock is all held directly.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2018, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options (1)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Second Amended and Restated 2009 Incentive Compensation Plan	236,799	(2)	$—	1,854,588
Equity compensation plans not approved by security holders:
2005 Stock Incentive Plan	33,637		$55.82	—

(1)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding Performance Stock Units, which have no exercise price.
(2)

Represents shares issuable upon the vesting of Performance Stock Units awarded under the plan. The actual number of shares that a grant recipient receives at the end of the period may range from 0% to 300% of the target number of shares.

The 2005 Stock Incentive Plan was adopted by our Board in conjunction with the Merger with Crimson. Prior to the Merger, it had been approved by the Crimson stockholders. This plan expired on February 2, 2015 and therefore no additional shares are available for grant.

See Note 7 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of our equity compensation plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during 2018 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a) other than the following transactions for which the required filings were not timely filed:

Name	Filing Type	Transaction Date

Joseph J. Romano	Form 4	5/14/18

B. James Ford	Form 4	5/14/18

Charles M. Reimer	Form 4	5/14/18

Lon McCain	Form 4	5/14/18

B.A. Berilgen	Form 4	5/14/18

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2020 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2020 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by us no later than January 10, 2020.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders other than by means of inclusion in our proxy materials, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2020 Annual Meeting of Stockholders must deliver proper notice to us at least 90 days but not more than 120 days prior to the anniversary date of the 2019 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2020 Annual Meeting of Stockholders, it should be properly submitted to us no later than March 16, 2020 and no earlier than February 18, 2020.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications. The request must also include, among other things, the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating Committee may request additional information from the nominee or the stockholder. For additional information about the notice requirements for director nominations, see our bylaws. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. For additional information about the notice requirements for other stockholder business, see our bylaws.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2020 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 20, 2020, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February [•], 2020, and the matter nonetheless is permitted to be presented at the 2020 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of our company and our stockholders.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the year ended December 31, 2018, but not including exhibits, is available at www.contango.com. A copy of our Annual Report on Form 10-K, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Investor Relations department, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400.

APPENDIX A

FORM OF

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into as of ___________, 2019, by and between Contango Oil & Gas Company, a Delaware corporation (“Contango Delaware”), and MCF Merger Sub Corp., a Texas corporation (“Contango Texas”).

RECITALS

WHEREAS, Contango Delaware owns all of the issued and outstanding shares of capital stock of Contango Texas.

WHEREAS, Contango Delaware desires to reorganize as a Texas corporation by the merger of Contango Delaware with and into Contango Texas (the “Merger”), with Contango Texas continuing as the surviving corporation of the Merger.

WHEREAS, the board of directors of Contango Delaware (the “Contango Delaware Board”) has (i) determined that this Agreement and the Merger are advisable and in the best interests of Contango Delaware and its stockholders, (ii) approved and adopted this Agreement and the Merger, (iii) resolved to submit this Agreement and the Merger to Contango Delaware’s stockholders for their approval, and (iv) resolved to recommend to Contango Delaware’s stockholders that they vote in favor of the adoption and approval of this Agreement and the Merger.

WHEREAS, the board of directors of Contango Texas has (i) determined that this Agreement and the Merger are advisable and in the best interests of Contango Delaware and its stockholder and (ii) approved and adopted this Agreement and the Merger.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Contango Delaware and Contango Texas hereby agree as follows:

1. THE MERGER. In accordance with the Texas Business Organizations Code, as amended (the “TBOC”), and the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and subject to, and upon the terms and conditions of, this Agreement, Contango Delaware shall be merged with and into Contango Texas, the separate corporate existence of Contango Delaware shall cease, and Contango Texas shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The name of the Surviving Corporation shall be “Contango Oil & Gas Company”. At the Effective Time, the effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the TBOC and DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Contango Delaware and Contango Texas shall vest in the Surviving Corporation, and all debts, liabilities and duties of Contango Delaware and Contango Texas shall become the debts, liabilities and duties of the Surviving Corporation, all as provided in the applicable provisions of the TBOC and DGCL.

2. EFFECTIVE TIME. On the date of the closing of the Merger, Contango Delaware and Contango Texas shall file certificates of merger (the “Certificates of Merger”) with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the TBOC and the DGCL. The Merger shall become effective upon the later filing of the Certificates of Merger or at such later time as specified in the Certificates of Merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

3. CERTIFICATE OF INCORPORATION. At the Effective Time, the certificate of formation of Contango Texas as in force and effect immediately prior to the Effective Time, shall be amended and restated in its entirety by the Amended and Restated Certificate of Formation in the form attached hereto as Exhibit A, which Amended and Restated Certificate of Formation shall become, at the Effective Time, the certificate of formation of the Surviving Corporation (the “Surviving Corporation Charter”) until thereafter duly amended in accordance with the provisions thereof and applicable law.

4. BYLAWS. At the Effective Time, the bylaws of Contango Texas as in force and effect immediately prior to the Effective Time shall be amended to change the name of Contango Texas to “Contango Oil & Gas Company”, each reference therein to “MCF Merger Sub Corp.” shall be changed to “Contango Oil & Gas Company” and, as so amended, shall become, at the Effective Time, the bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”) until thereafter duly amended in accordance with the provisions thereof and applicable law.

5. DIRECTORS. The parties shall take all actions necessary so that the directors of Contango Delaware in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation at the Effective Time and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and the Surviving Corporation Bylaws, or as otherwise provided by law.

6. OFFICERS. The parties shall take all actions necessary so that the officers of Contango Delaware in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation at the Effective Time and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and the Surviving Corporation Bylaws, or as otherwise provided by law.

7. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Contango Delaware or Contango Texas acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Contango Delaware and Contango Texas, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Contango Delaware and Contango Texas or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

8. CONVERSION OF CAPITAL SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Contango Delaware, Contango Texas or any holder of any securities thereof:

(a) Each share of common stock, par value $0.04 per share, of Contango Delaware (the “Contango Delaware Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.04 per share, of the Surviving Corporation (the “Contango Texas Common Stock”).

(b) Each share of Contango Delaware Common Stock held in the Contango Delaware treasury immediately prior to the Effective Time shall be converted into one share of Contango Texas Common Stock held in the Surviving Corporation’s treasury.

(c) Each share of Contango Texas Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished without any consideration paid therefor.

9. TREATMENT OF CONTANGO DELAWARE OPTIONS AND CONTANGO DELAWARE STOCK-BASED AWARDS.

(a) Effective as of the Effective Time, automatically and without any action on the part of the holder thereof: (i) each option to purchase shares of Contango Delaware Common Stock granted under the Crimson Exploration Inc. Amended and Restated 2005 Stock Incentive Plan or the Contango Oil & Gas Company Amended

and Restated 2009 Incentive Compensation Plan (collectively, the “Contango Delaware Equity Plans”) or otherwise (each option so issued, a “Contango Delaware Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire shares of Contango Delaware Common Stock and shall be converted into an option to purchase shares of Contango Texas Common Stock, on substantially the same terms and conditions (including exercise price and vesting schedule) as applied to such Contango Delaware Option immediately prior to the Effective Time (each as so converted, a “Contango Texas Option”) and (ii) each right of any kind, vested or unvested, contingent or accrued, to receive shares of Contango Delaware Common Stock or benefits measured in whole or in part by reference to the value of Contango Delaware Common Stock whether granted under the Contango Delaware Equity Plans or otherwise outstanding as of the Effective Time, other than Contango Delaware Options (each, a “Contango Delaware Stock-Based Award”), shall, in each case, be converted into a substantially similar award for, or with respect to, shares of Contango Texas Common Stock on substantially the same terms and conditions (including vesting schedule) as applied to such Contango Delaware Stock-Based Award immediately prior to the Effective Time (each as so converted, a “Contango Texas Stock-Based Award”).

(b) Prior to the Effective Time, Contango Delaware shall take all corporate action necessary to provide for the treatment of the Contango Delaware Options, the Contango Texas Options, the Contango Delaware Stock-Based Awards and the Contango Texas Stock-Based Awards as set forth in this Section 9.

10. EXCHANGE MECHANICS.

(a) At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding shares of Contango Delaware Common Stock (a “Delaware Certificate”) shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of Contango Texas Common Stock into which the shares of Contango Delaware Common Stock represented by such Delaware Certificate immediately prior to the Effective Time have been converted pursuant to this Agreement. The registered holder of any Delaware Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of Contango Delaware (or of the transfer agent in respect of the Contango Delaware Common Stock), immediately prior to the Effective Time, shall, until such Delaware Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the shares of Contango Texas Common Stock into which the shares of Contango Delaware Common Stock represented by any such Delaware Certificate have been converted pursuant to this Agreement.

(b) Each holder of a Delaware Certificate shall, upon the surrender of such Delaware Certificate to the Surviving Corporation (or the transfer agent in respect of the Contango Texas Common Stock) for cancellation after the Effective Time, be entitled to receive from the Surviving Corporation (or the transfer agent in respect of the Contango Texas Common Stock), a certificate (a “Texas Certificate”) representing the number of shares of Contango Texas Common Stock into which the shares of Contango Delaware Common Stock represented by such Delaware Certificate have been converted pursuant to this Agreement. If any such Texas Certificate is to be issued in a name other than that in which the Delaware Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the Delaware Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the Texas Certificate in a name other than that of the registered holder of the Delaware Certificate surrendered, or establishing to the satisfaction of the Surviving Corporation, or the transfer agent in respect of the Contango Texas Common Stock, that such tax has been paid or is not applicable.

(c) Where no Delaware Certificate has been issued in the name of a holder of shares of Contango Delaware Common Stock, a “book entry” (i.e., a computerized or manual entry) shall be made in the shareholder records of the Surviving Corporation to evidence the issuance to such holder of an equal number of shares of Contango Texas Common Stock.

11. STOCKHOLDER APPROVAL. This Agreement will be submitted to a vote of the stockholders of the Contango Delaware for their consideration and adoption at a meeting of such stockholders in accordance with the provisions of Section 252 of the DGCL. In the event that this Agreement shall not be adopted by the requisite vote of the stockholders of Contango Delaware entitled to vote thereon, this Agreement shall thereupon terminate without further action of the parties hereto.

12. STOCK EXCHANGE LISTINGSection 1.1 . The parties hereto shall use their reasonable best efforts to cause the shares of Contango Texas Common Stock to be issued in the Merger to be approved for listing on the NYSE American exchange, subject to official notice of issuance, prior to the Effective Time.

13. NO APPRAISAL RIGHTS. In accordance with the DGCL, no appraisal rights shall be available to any holder of shares of Contango Texas Common Stock in connection with the Merger.

14. TERMINATION. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, by action of the Contango Delaware Board. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither Contango Delaware, Contango Texas nor their respective stockholders, directors or officers shall have any liability with respect to such termination or abandonment.

15. AMENDMENTS. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify, amend or supplement this Agreement, whether before or after the adoption of this Agreement by the stockholders of Contango Delaware; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by the stockholders of Contango Delaware without such further approval.

16. GOVERNING LAW. This Agreement and all claims and causes of action hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that the DGCL shall apply to the Merger, and any other provisions set forth herein that are governed by the DGCL.

17. SERVICE OF PROCESS. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is 717 Texas Ave., Suite 2900, Houston Texas 77002.

18. PLAN OF REORGANIZATION. Each party to this Agreement agrees to treat the Merger for all income tax purposes as a “reorganization” within the meaning of Section 368(a)(1)(f) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

20. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

21. SEVERABILITY. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Contango Texas and Contango Delaware have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CONTANGO OIL & GAS COMPANY

By:
Name:
Title:

MCF MERGER SUB CORP.

By:
Name:
Title:

APPENDIX B

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

CONTANGO OIL & GAS CORPORATION

ARTICLE I

The name of the corporation is Contango Oil & Gas Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Texas is to be located at 717 Texas Ave., Suite 2900, Houston, Texas 77002 and its registered agent at such address is Wilkie S. Colyer, Jr.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Organizations Code (the “TBOC”).

ARTICLE IV

This Corporation is authorized to issue two classes of shares of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is fifty million (50,000,000), par value $0.04 per share, and the number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.04 per share. The total number of shares which the corporation is authorized to issue is fifty-five million (55,000,000).

All or any of the shares of Preferred Stock shall be issued in one or more series, and consist of such number of shares and have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Texas, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the bylaws of the Corporation (the “Bylaws”), in the manner provided in the Bylaws and in this Article V. In addition to any requirements of the TBOC or other applicable law, the affirmative vote of at least two-thirds of the voting power of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required for shareholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation; provided that any amendment of Article VIII of the Bylaws shall require approval of either (i) the Board of Directors and (ii) the holders of at least two-thirds of the outstanding voting stock of the Corporation not owned by an Affiliated Stockholder (as defined in the Bylaws) or an affiliate or associate of such Affiliated Stockholder; or (i) a majority of the Continuing Directors (as defined in the Bylaws) and (ii) a majority of the outstanding voting stock of the Corporation.

ARTICLE VI

To the extent permitted by applicable law, and except as provided herein, the vote of shareholders required for approval of any action that is recommended to shareholders by the Board of Directors and for which applicable law requires a shareholder vote, including without limitation any plan of merger, consolidation or exchange, any disposition of assets, and any amendment to this Certificate of Formation in accordance with Article XI, shall, if a greater vote of shareholders is provided for by the TBOC or other applicable law, instead be the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon. The foregoing shall not apply to any action or shareholder vote authorized or required by any addition, amendment or modification to applicable law that becomes effective after the date of execution of this Certificate of Formation if and to the extent a Bylaw adopted by the Board of Directors so provides. Any repeal, amendment or modification of any such Bylaw so adopted shall require the same vote of shareholders as would be required to approve the action or vote subject to such Bylaw had the first sentence of this Article VI not applied to such action or vote.

ARTICLE VII

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation or amendment thereof. The number of directors constituting the current Board of Directors is seven (7), and the names and addresses of such persons constituting the Board of Directors as of the date hereof, who are to serve until their successors are elected and qualified, are as follows:

Name	Street Address

B.A. Berilgen	717 Texas Ave., Suite 2900, Houston, Texas 77002

Wilkie S. Colyer, Jr.	717 Texas Ave., Suite 2900, Houston, Texas 77002

B. James Ford	717 Texas Ave., Suite 2900, Houston, Texas 77002

John C. Goff	717 Texas Ave., Suite 2900, Houston, Texas 77002

Ellis L. McCain, Jr.	717 Texas Ave., Suite 2900, Houston, Texas 77002

Charles M. Reimer	717 Texas Ave., Suite 2900, Houston, Texas 77002

Joseph J. Romano	717 Texas Ave., Suite 2900, Houston, Texas 77002

ARTICLE III

Unless and except to the extent that the Bylaws of the Corporation shall so require, election of directors need not be by written ballot.

ARTICLE IX

Meetings of shareholders may be held within or without the State of Texas, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Texas) outside of the State of Texas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Subject to the provisions of the Bylaws of the Corporation governing special meetings, holders of not less than 50% of the voting power of the outstanding shares of the Corporation and entitled to vote at such meeting may also call a special meeting of shareholders by furnishing the Corporation a written request which states the purpose or purposes of the proposed meeting in the manner set forth in the Bylaws.

Subject to Section 2.12 of the Bylaws, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE X

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the TBOC as the same exists or may hereafter be amended. If the TBOC is amended after the date of the filing of this Certificate of Formation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article X by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE XI

The Corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Formation or the Bylaws of the Corporation, from time to time, to amend this Certificate of Formation or any provision hereof in any manner now or hereafter provided by applicable law and this Certificate of Formation, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Certificate of Formation or any amendment hereof are subject to such right of the Corporation; provided that any amendment of the provisions in Article V of this Certificate of Formation altering the requirements to amend Article VIII of the Bylaws (Certain Business Combinations) shall require the approval of either (i) the Board of Directors and the holders of at least two-thirds of the outstanding voting stock of the Corporation not owned by an Affiliated Stockholder (as defined in the Bylaws) or an affiliate or associate of such Affiliated Stockholder; or (ii) a majority of the Continuing Directors (as defined in the Bylaws) and a majority of the outstanding voting stock of the Corporation.

ARTICLE XII

The Corporation expressly elects not to be governed by Title 2, Chapter 21, Subchapter M of the TBOC.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Formation to be executed this ____ day of ________, 2019.

By:
Its:

APPENDIX C

FORM OF

BYLAWS

OF

CONTANGO OIL & GAS COMPANY

****

INCORPORATED UNDER THE LAWS

OF THE

STATE OF TEXAS

ON

                         , 2019

C-i

C-ii

BYLAWS

OF

CONTANGO OIL & GAS COMPANY

Incorporated under the Laws of the State of Texas

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Texas Office. The principal office of Contango Oil & Gas Company (the “Corporation”) shall be located at its principal place of business or such other place as the Board of Directors of the Corporation (the “Board of Directors”) may designate. The registered office and registered agent of the Corporation is set forth in the Certificate of Formation and may be altered by resolution of the Board of Directors.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the state of Texas, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation’s office in Houston, Texas or at such other locations within or outside the state of Texas as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and time as may be fixed by resolution of the Board of Directors.

Section 2.2 Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, in its sole discretion, except that the Board of Directors shall be required to call a special meeting of stockholders on the written request in proper form of the holder or holders of at least one-half (1/2) of all the shares outstanding and entitled to vote thereat. To be in proper form, such request by the requisite stockholders shall include the information required for business to be properly brought by a stockholder before the annual meeting of stockholders as set forth in Section 2.9(A)(3) with respect to any director nominations or other business proposed to be presented at such special meeting, and as to the stockholder(s) requesting such meeting and any other persons (including any beneficial owner) on whose behalf the stockholder(s) is acting (other than stockholders or beneficial owners who have provided a written request solely in response to any form of public solicitation for such requests). At any special meeting requested by stockholders, the business transacted shall be limited to the purposes stated in the request for meeting, except that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing, only the business that has been brought before the meeting pursuant to the Corporation’s notice of meeting shall be conducted at a special meeting of stockholders. The Board of Directors shall fix the date, time and place for each special meeting and shall set a record date for the determination of stockholders entitled to vote for each special meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than sixty (60) (or the maximum number permitted by applicable law) nor less than ten (10) days before the date of such meeting.

Section 2.3 Place of Meeting. The Board of Directors may designate the place of meeting within or outside of the State of Texas for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2.4 Notice of Meeting. Written notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Texas Business Organizations Code, as the same exists or may hereafter be amended (the “TBOC”)), either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, cancel, postpone or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Formation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. At any meeting of stockholders of the Corporation, whether or not a quorum is present or represented, the chairman of the meeting shall have power to recess or adjourn the meeting for any reason, without notice other than announcement at the meeting. If directed by the chairman of the meeting, a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, if directed by the chairman of the meeting, a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

Section 2.7 Voting List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of shares and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The voting list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. If any stockholders are participating in the meeting by means of remote communication, the list must be open to examination by the stockholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to stockholders in the meeting notice.

Section 2.8 Voting of Shares. Except as otherwise required by the Certificate of Formation, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one (1) vote upon each such issue.

Section 2.9 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.4 of these Bylaws, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures hereinafter set forth in this Section 2.9 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the annual meeting.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant Section 2.9(C) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public announcement of the date of such meeting is first made.

(3) To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.2, this Section 2.9(A) or Section 2.9(B)) must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) such person’s name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships between the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, and any of their respective affiliates or associates or others acting in concert therewith, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, (v) a completed and signed questionnaire, representation and agreement as provided in Section 2.9(A)(4); (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made: (i) the name and address, as they appear on the Corporation’s books, of such stockholder, such beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, (ii) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, in each case directly or indirectly owned beneficially by such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith, (iv) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith has any right to vote any shares of any security of the Corporation, (v) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) directly or indirectly owned beneficially by such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith, (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the immediate family sharing the same household as such stockholder, such beneficial owner, and any of their respective affiliates or associates, (ix) a summary of any material discussions regarding the nomination between such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), and (x) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote for the election of directors through the date of the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (c) as to any other business that the stockholder proposes to bring before the meeting, in addition to the items set forth above, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner, and any of their respective affiliates or associates or others acting in concert therewith in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(4) To be eligible to be a nominee for election as a director of the Corporation, each proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.9, in the case of a nominee proposed by a stockholder under Section 2.2 or this Section 2.9) to the Secretary at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (b) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (c) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(5) The Corporation may require any proposed nominee to furnish such other information (a) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with Section 803 of the NYSE American Rules and the Corporation’s corporate governance documents, including the board committee charters and the Code of Business Conduct and Ethics; or (b) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, (2) to the extent that one or more directors are to be elected at such meeting, but subject to the last sentence of this Section 2.9(B), by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.9 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the special meeting or (3) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 2.2. For nominations to be properly brought before a special meeting by a stockholder pursuant to Section 2.9(B)(2) of these Bylaws, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day such notice of the meeting was mailed or on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, such stockholder’s notice shall comply with Section 2.9(A)(3). For the avoidance of doubt, any proposed nominee for election as director of the Corporation at a special meeting (including a meeting requested pursuant to Section 2.2) shall comply with paragraphs (4) and (5) of Section 2.9(A). Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2.

(C) General.

(1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws and in accordance with applicable law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9 and in accordance with applicable law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.9 and in accordance with applicable law and, if any proposed nomination or business is not in compliance with this Section 2.9 or in compliance with applicable law, to declare that such defective proposal or nomination shall be disregarded.

(2) A stockholder providing notice of business proposed to be brought before a meeting or of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than seven (7) business days prior to the date for the meeting or any adjournment or postponement thereof , if practicable (or, if not practicable, on the first practicable date prior to) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(3) For purposes of this Section 2.9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(5) Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 2.10 Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in the Certificate of Formation with respect to the right of the holders of any series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances, an affirmative vote of a majority of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Formation or these Bylaws, all other matters submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.11 Conduct of Business; Inspectors of Elections.

(A) Meetings of stockholders shall be presided over by the chairman of the meeting. The chairman of the meeting position shall be filled by the Chairman of the Board, or in the Chairman of the Board’s absence, the President and Chief Executive Officer. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary of the Corporation, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

(B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and, in accordance with Section 2.5, recess or adjourn the meeting, and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.12 Stockholder Action by Written Consent. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if one or more written consents setting forth the action so taken shall be (i) signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted and (ii) delivered to the Corporation by delivery to the Secretary or Assistant Secretary of the Corporation having custody of the book in which minutes of proceedings of shareholders are recorded. The record date for determining stockholders of record entitled to express consent to corporate action in writing without a meeting of stockholders shall be as fixed by the Board of Directors or otherwise pursuant to this Section 2.12. Any person seeking to have the stockholders of the Corporation authorize, take or express consent to corporate action in writing without a meeting of stockholders shall, by written notice delivered to the Secretary of the Corporation, request that the Board of Directors fix a record date for such purpose. The Board of Directors may fix a record date for such purpose, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors fails to fix a record date for such purpose within ten (10) days after the receipt of the aforesaid written notice to the Secretary of the Corporation, the record date for determining stockholders entitled to express consent to corporate action without a meeting of stockholders, when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary or Assistant Secretary of the Corporation, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Formation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Tenure and Qualifications. Except as otherwise provided for or fixed pursuant to the Certificate of Formation, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized, but no reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office. Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.

Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President and Chief Executive Officer or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5 Notice. Notice of any special meeting shall be given to each director at his business or residence in writing, by telephone communication or by electronic transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone or other electronic transmission, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 9.1 of Article IX hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 3.6 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.7 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a consent in writing or by electronic transmission thereto is signed by all of the members of the Board of Directors or the committee. The written consent or consent by electronic transmission may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.8 Quorum. A whole number of directors equal to at least a majority of all of the members of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise required by law, the Certificate of Formation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9 Newly Created Directorships and Vacancies. Subject to the rights of any holders of any series of preferred stock, or any other series or class of stock as set forth in the Certificate of Formation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other causes shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until the next election of directors and until their successors shall have been duly elected and qualified. No decrease in the numbers of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 3.10 Committees.

(A) The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have such power or authority in reference to (a) amending the Certificate of Formation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 21.416(c)(1) of the TBOC, establish series of shares, increase or decrease the number of shares in a series or eliminate a series of shares as authorized by Section 21.155 of the TBOC), (b) proposing a reduction of stated capital under Sections 21.253 and 21.254 of the TBOC, (c) approving a plan of merger, share exchange or conversion of the Corporation, (d) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation not made in the usual and regular course of its business, (e) recommending to the stockholders a voluntary winding up and termination or revocation of a voluntary winding up and termination, (f) amending, altering, or repealing these Bylaws or adopting new bylaws, (g) filling vacancies on the Board of Directors, (h) filling vacancies on or designating alternate members of a committee of the Board of Directors, (i) filling a vacancy to be filled because of an increase in the number of directors, (j) electing or removing officers of the Corporation or members or alternate members of a committee of the Board of Directors, (k) setting the compensation of the members or alternate members of a committee of the Board of Directors, or (l) amending or repealing a resolution of the Board of Directors that states that it may not be amended or repealed by a committee of the Board of Directors.

(B) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

Section 3.11 Removal.

(A) Any director may be removed with or without cause at any special meeting of stockholders called for such purpose by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, voting as a single class. The terms of this Section 3.11 are subject to any contractual provisions binding on the Corporation from time to time, and such contractual provisions shall control to the extent they conflict with the terms hereof.

(B) Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (a) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (b) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The elected officers of the Corporation shall be a President and Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine) a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and such other officers as the Board of Directors from time to time may deem proper. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.8 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

Section 4.3 President and Chief Executive Officer. The President and Chief Executive Officer shall have general supervision, management, direction and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The President and Chief Executive Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the stockholders. The President and Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.

Section 4.4 Chief Financial Officer. The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the Corporation and shall see that all financial orders and resolutions of the Board of Directors are carried into effect. The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Financial Officer shall have the general financial powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 4.5 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors or the President and Chief Executive Officer. In the absence of the President and Chief Executive Officer, a Vice President shall exercise the powers of the President and Chief Executive Officer with authority to exercise all his or her powers and perform his or her duties.

Section 4.6 Secretary and Assistant Secretaries. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President and Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President and Chief Executive Officer. The Secretary, or an Assistant Secretary, shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the

Board of Directors, the Chairman of the Board or the President and Chief Executive Officer, and attest to the same. The Assistant Secretary shall exercise the powers of the Secretary during such officer’s absence or inability to act.

Section 4.7 Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer or an Assistant Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Financial Officer or the President and Chief Executive Officer, taking proper vouchers for such disbursements. The Treasurer or Assistant Treasurer shall render to the President and Chief Executive Officer, the Chief Financial Officer and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Assistant Treasurer shall exercise the powers of the Treasurer during such officer’s absence or inability to act.

Section 4.8 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

Section 4.9 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1 Certificates and Transfers.

(A) The interest of each stockholder of the Corporation may or may not be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Any certificated shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

(B) Any certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.5, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 6.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4 Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Formation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Fiscal Year. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

Section 7.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Formation.

Section 7.3 Corporate Seal. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.4 Waiver of Notice(a) .

(A) Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the TBOC, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or of the Board of Directors need be specified in any waiver of notice of such meeting.

(B) The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.5 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on, or providing electronic transmission of such notice or resignation to, the Chairman of the Board, the President and Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President and Chief Executive Officer, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 7.6 Contracts. Except as otherwise required by law, the Certificate of Formation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The President and Chief Executive Officer, the Chief Financial Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President and Chief Executive Officer or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.7 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the President and Chief Executive Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII

CERTAIN BUSINESS COMBINATIONS

Section 8.1 Title 2 of the TBOC. The Corporation expressly elects not to be governed by Title 2, Chapter 21, Subchapter M of the TBOC.

Section 8.2 Business Combinations with Affiliated Stockholders. Notwithstanding the foregoing, the Corporation shall not engage in any Business Combination (as defined below), at any point in time at which Voting Stock of the Corporation is registered under Section 12(b) or 12(g) of the Exchange Act or is otherwise qualified for trading on the national securities exchange, with any Affiliated Stockholder (as defined below) or any affiliate (as defined below) or associate (as defined below) of the Affiliated Stockholder for a period of three (3) years following the time that such stockholder became an Affiliated Stockholder, unless: (A) prior to such time, the

Board of Directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Affiliated Stockholder; or (B) upon consummation of the transaction which resulted in the stockholder becoming an Affiliated Stockholder, the Affiliated Stockholder owned at least eighty-five percent (85%) of the Voting Stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the Affiliated Stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; (C) at or subsequent to such time, the Business Combination is approved by the affirmative vote of (i) the Board of Directors and (ii) the holders of at least two-thirds (2/3) of the outstanding Voting Stock of the Corporation not owned (as defined below) by the Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder, at a meeting of stockholders called for that purpose not less than six (6) months after the transaction which resulted in the stockholder becoming an Affiliated Stockholder; or (D) at or subsequent to such time, the Business Combination is approved by (i) a majority of the Continuing Directors and (ii) a majority of the outstanding Voting Stock of the Corporation. Notwithstanding the foregoing, subsections (A), (B), (C) and (D) of this Section 8.2 shall not apply (1) if a stockholder becomes an Affiliated Stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Affiliated Stockholder and (b) would not, at any time within the three (3) year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Affiliated Stockholder but for the inadvertent acquisition of ownership, (2) to a Business Combination with an Affiliated Stockholder who became an Affiliated Stockholder through a transfer of shares of the Corporation by will or intestate succession and continuously was an Affiliated Stockholder until the announcement date of the Business Combination, or (3) to a Business Combination of the Corporation with a domestic wholly owned subsidiary if such subsidiary is not an affiliate or associate of the Affiliated Stockholder for a reason other than the Affiliated Stockholder’s ownership of Voting Stock of the Corporation.

Section 8.3 Definitions. For purposes of this Article VIII, references to:

(A) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(B) “Affiliated Stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 20% or more of the outstanding Voting Stock of the Corporation, or (ii) during the preceding three-year period, was the owner of 20% or more of the outstanding Voting Stock of the Corporation; provided that notwithstanding the foregoing, “Affiliated Stockholder” shall not include (a) Goff at any time that Goff’s aggregate ownership (including any “group,” or any member of any such group, to which Goff is a party under Rule 13d-5 of the Exchange Act), on a percentage basis, of the outstanding Voting Stock of the Corporation is less that the Goff Threshold, and (b) any person whose ownership of shares in excess of the 20% limitation set forth herein (or in the case of Goff, in excess of the Goff Threshold) is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an Affiliated Stockholder if thereafter such person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Affiliated Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(C) “associate,” when used to indicate a relationship with any person, means: (i) any domestic or foreign entity or organization of which such person is (a) an officer or Governing Person or (b) directly or indirectly, the owner of 10% or more of any class of Voting Stock; (ii) any trust or other estate in which such person has at least a 10% beneficial interest or to which such person serves as a trustee or in a similar fiduciary capacity; (iii) any spouse or a relative of the person related by consanguinity or affinity who resides with the person; and (iv) a Governing Person or an affiliate or officer of the person.

(D) “Business Combination,” when used in reference to the Corporation and any Affiliated Stockholder of the Corporation, means: (i) any merger, share exchange, or conversion of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the Affiliated Stockholder, (b) with a foreign or domestic corporation or other entity that is, or after the merger, share exchange, or conversion would be, an affiliate or associate of the Affiliated Stockholder, or (c) with another domestic or foreign corporation or other entity, if the merger, share exchange, or conversion is caused by an Affiliated Stockholder, or an affiliate or associate of an affiliated stockholder, and as a result of the merger, share exchange, or conversion the restrictions set forth in Section 8.2 of this Article VIII do not apply to the surviving corporation or other entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, including an allocation of assets under a merger, to or with the Affiliated Stockholder, or an affiliate or associate of the Affiliated Stockholder, of assets of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that (a) have an aggregate market value equal to 10% or more of the aggregate market value of all of the assets, determined on a consolidated basis, of the Corporation, (b) have an aggregate market value equal to 10% or more of the aggregate market value of all of the outstanding Voting Stock of the Corporation or (c) represent 10% or more of the earning power or net income, determined on a consolidated basis, of the Corporation; (iii) the issuance or transfer by the Corporation or any direct or indirect majority-owned subsidiary of the Corporation to an Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder, in one transaction or a series of transactions, of shares of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation, except by the exercise of warrants or rights to purchase shares of the Corporation offered, or a share dividend paid, pro rata to all stockholders of the Corporation after the Affiliated Stockholder’s share acquisition date; (iv) the adoption of a plan or proposal for the liquidation, winding up, or dissolution of the Corporation proposed by or under any agreement, arrangement, or understanding, regardless of whether in writing, with an Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder; (v) a reclassification of securities, including a reverse share split or a share split-up, share dividend, or other distribution of shares, a recapitalization of the Corporation, a merger of the Corporation with a or direct or indirect majority-owned subsidiary of the Corporation or pursuant to which the assets and liabilities of the Corporation are allocated among two or more surviving or new domestic or foreign corporations or other entities, or any other transaction proposed by or under an agreement, arrangement, or understanding, regardless of whether in writing, with an Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder that has the effect, directly or indirectly, of increasing the proportionate ownership percentage of the outstanding shares of a class or series of voting shares or securities convertible into voting shares of the Corporation that is owned by the Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder, except as a result of immaterial changes due to fractional share adjustments; or (vi) a direct or indirect receipt by an Affiliated Stockholder or an affiliate or associate of the Affiliated Stockholder of the benefit of a loan, advance, guarantee, pledge, or other financial assistance or a tax credit or other tax advantage (other than those expressly permitted in subsections (i) through (v) above) provided by or through the Corporation, except proportionately as a stockholder of the Corporation.

(E) “Continuing Director” means a director of the Corporation who (i) is not the Affiliated Stockholder or an affiliate or associate thereof, or nominated for election by the Affiliated Stockholder, and (ii) was either (a) a member of the Board of Directors on __________, 20191 or (b) subsequently became a member of the Board of Directors and whose initial election or initial nomination for election by the Corporation’s stockholders was approved by a majority of the Continuing Directors then on the Board of Directors.

(F) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise. A person who is the owner of 10% or more of the outstanding Voting Stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding

[1]	Insert effective date of the redomestication merger.

the foregoing, a presumption of control shall not apply where such person holds Voting Stock, in good faith and not for the purpose of circumventing this Article VIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(G) “Goff” means John C. Goff, Goff MCF Partners, LP, Goff Capital, Inc., John C. Goff 2010 Family Trust and their affiliates and respective successors and assigns (other than the Corporation and its subsidiaries), but does not include any direct or indirect transferees thereof.

(H) “Goff Threshold” initially means 23% of the outstanding Voting Stock of the Corporation, provided that the Board of Directors may approve an increase to the Goff Threshold if, immediately prior to such approval, Goff’s aggregate ownership (including any “group,” or any member of any such group, to which Goff is a party under Rule 13d-5 of the Exchange Act), on a percentage basis, of the outstanding Voting Stock of the Corporation is less that the Goff Threshold in effect at such time, in which case the Goff Threshold shall be such greater percentage as the Board of Directors approves.

(I) “Governing Authority” means a person or group of persons who are entitled to manage and direct the affairs of an entity under the TBOC and the governing documents of the entity, except that if the governing documents of the entity or the TBOC divide the authority to manage and direct the affairs of the entity among different persons or groups of persons according to different matters, “Governing Authority” means the person or group of persons entitled to manage and direct the affairs of the entity with respect to a matter under the governing documents of the entity or the TBOC. The term includes (i) the board of directors of a corporation or other persons authorized to perform the functions of the board of directors of a corporation; (ii) the general partners of a general partnership or limited partnership; (iii) the managers of a limited liability company that is managed by managers; (iv) the members of a limited liability company that is managed by members who are entitled to manage the company; (v) the board of directors of a cooperative association; and (vi) the trust managers of a real estate investment trust. The term “Governing Authority” does not include an officer who is acting in the capacity of an officer.

(J) “Governing Person” means a person serving as part of the Governing Authority of an entity.

(K) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates: (i) beneficially owns such stock, directly or indirectly; or (ii) has the right to (a) acquire such stock immediately or after the passage of time according to an oral or written agreement, arrangement, or understanding, or on the exercise of conversion rights, exchange rights, warrants, or options; (b) vote such stock pursuant to any agreement, arrangement or understanding; or (c) acquire, hold or dispose of, or vote such stock or other securities with another person who individually, or through an affiliate or associate, beneficially owns, directly or indirectly, such stock or other securities; provided, however, that a person shall not be deemed a beneficial owner of any stock if (i) such stock is (a) tendered under a tender or exchange offer made by the person or an affiliate or associate of the person before the tendered shares or securities are accepted for purchase or exchange or (b) subject to an agreement, arrangement, or understanding that expressly conditions the acquisition or purchase of such stock on the approval of the acquisition or purchase subject to Section 8.2 of this Article VIII if the person has no direct or indirect rights of ownership or voting with respect to such stock until the time the approval is obtained; or (ii) the agreement or understanding to vote such stock (a) arises solely from an immediately revocable proxy that authorizes the person named in the proxy to vote at a meeting of the stockholders that has been called when the proxy is delivered or at an adjournment of the meeting of the stockholders and (b) would not be reportable on a Schedule 13D under the Securities Exchange Act of 1934, as amended.

(L) “person” means any individual, corporation, partnership, unincorporated association or other entity.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. These Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, notwithstanding any other provisions of the Certificate of Formation, these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Formation, any Certificate of Designation for any series of Preferred Stock, or these Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock of the Corporation, voting together as a single class, shall be required in order for stockholders to alter, amend or repeal any provision of these Bylaws or to adopt any additional bylaws. Any amendment, rescission, addition or alteration of these Bylaws by the Board of Directors shall require the affirmative vote of at least two-thirds of the members of the Board of Directors.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Section 10.1 Forum for Adjudication of Disputes. To the fullest extent permitted by law and subject to applicable jurisdictional requirements, and unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Texas or, if such court lacks jurisdiction, the state district court of Harris County, Texas, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or other agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising or asserting a claim arising pursuant to any provision of the TBOC or any provision of the Certificate of Formation or these Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Certificate of Formation or these Bylaws.

Section 10.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of this Article X is filed in a court other than United States District Court for the Southern District of Texas (or if such court lacks jurisdiction, the state district court of Harris County, Texas) (a “foreign action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the United States District Court for the Southern District of Texas (or if such court lacks jurisdiction, the state district court of Harris County, Texas) in connection with any action brought in any such court to enforce this Article X; and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Section 10.3 Enforceability. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.